Filed pursuant to Rule 424(b)(7)
Registration No. 333-279526

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, as amended, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 20, 2024

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus Dated May 20, 2024)

26,513,041 Shares

Cushman & Wakefield plc

Ordinary Shares

The selling shareholders named in this prospectus supplement are offering 26,513,041 ordinary shares, nominal value $0.10 per share (the “ordinary shares”), of Cushman & Wakefield plc pursuant to this prospectus supplement and the accompanying prospectus. We will not receive any of the proceeds from the ordinary shares sold by the selling shareholders.

Our ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “CWK.” On May 17, 2024, the last reported sale price of our ordinary shares on the NYSE was $11.72 per share.

Investing in our ordinary shares involves risks. Please review the information under the heading “Risk Factors” on page S-3 of this prospectus supplement and in any documents we file with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus supplement.

The underwriter is purchasing the ordinary shares from the selling shareholders at $     per ordinary share, which will result in $     of proceeds to the selling shareholders before expenses. The underwriter may offer the ordinary shares from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the ordinary shares to purchasers on or about     , 2024.

J.P. Morgan

   , 2024

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed as a “well-known seasoned issuer,” or “WKSI,” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), with the SEC using the “automatic shelf” registration process. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our ordinary shares and other information you should know before investing. You should read both this prospectus supplement and the accompanying prospectus and the documents incorporated herein and therein by reference (see the section entitled “Incorporation of Documents by Reference”), as well as any additional information described under “Where You Can Find More Information” in this prospectus supplement before making an investment decision.

Neither we, nor the selling shareholders, nor the underwriter have authorized any other person to provide you with different or additional information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus that we have authorized for use in connection with this offering. Neither we, nor the selling shareholders, nor the underwriter take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. The information in this prospectus supplement and the accompanying prospectus, the information we have filed and will file with the SEC that is incorporated by reference into this prospectus supplement and the accompanying prospectus and the information in any related free writing prospectus that we have authorized for use in connection with this offering speak only as of their respective dates unless specifically indicated that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

This prospectus supplement may add to, update or change the information in the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

Unless we state otherwise or the context otherwise requires, (i) “Cushman & Wakefield,” “the Company,” “we,” “ours” and “us” refer to Cushman & Wakefield plc and its consolidated subsidiaries and (ii) references to “selling shareholder” or “selling shareholders” include donees, pledgees, transferees or other successors-in-interest selling ordinary shares received from any selling shareholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference elsewhere in this prospectus supplement or the accompanying prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our ordinary shares, you should carefully read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus that we have authorized for use in connection with this offering, including the information under the caption “Risk Factors” herein and therein and under similar headings in the documents that are incorporated by reference herein or therein. You should also carefully read the other information incorporated by reference into this prospectus supplement, including our consolidated financial statements and the related notes, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Company Overview

Cushman & Wakefield is a leading global commercial real estate services firm that makes a meaningful impact for our people, clients, communities and world. Led by an experienced executive team and driven by approximately 52,000 employees in nearly 400 offices and approximately 60 countries, we deliver exceptional value for real estate occupiers and owners, managing 6.2 billion square feet of commercial real estate space globally and offering a broad suite of services through our integrated and scalable platform. Our business is focused on meeting the increasing demands of our clients through a comprehensive offering of services including (i) Services, (ii) Leasing, (iii) Capital markets and (iv) Valuation and other services. In 2023, 2022 and 2021, we generated revenues of $9.5 billion, $10.1 billion and $9.4 billion, respectively, and service line fee revenue of $6.5 billion, $7.2 billion and $6.9 billion, respectively.

Since 2014, we have built our company organically and through various mergers and acquisitions, giving us the scale and global footprint to effectively serve our clients’ multinational businesses. The result is a global real estate services firm with the iconic, more than 100-year-old, Cushman & Wakefield brand. In August 2018, Cushman & Wakefield completed an initial public offering (the “IPO”).

Our recent history has been a period of transformation for our company. Our experienced management team has been focused on improving financial performance, driving operating efficiencies, realizing cost savings, and attracting and retaining top talent. Today, Cushman & Wakefield is one of the top three real estate services providers as measured by revenue and workforce. We have gained third-party recognition as a provider and employer of choice, having consistently been named in the top four in our industry’s leading brand study, the Lipsey Company’s Top 25 Commercial Real Estate Brands, and a leading global real estate services firm by the International Association of Outsourcing Professionals.

As a company, we are focused on making an impact for our clients. We have built a scalable platform that we believe is well-positioned to support our growth strategy by focusing on: (i) leveraging our strong competitive position to meet the growing outsourcing and service needs of our clients; (ii) strengthening our core competencies to generate free cash flow and drive a more balanced capital structure; (iii) maintaining a high-performance culture; and (iv) utilizing our technology platform to provide data driven insights to our clients.

The Company’s ordinary shares are listed on the NYSE under the symbol “CWK.” Our corporate headquarters are located at 225 West Wacker Drive, Chicago, Illinois. Our website address is www.cushmanwakefield.com. The information contained on, or accessible through, our website is not part of or incorporated by reference in this prospectus supplement.

Additional information about us is included in the documents incorporated by reference in this prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

The Offering

Ordinary shares offered by selling shareholders	26,513,041 ordinary shares. The number of ordinary shares outstanding will not change as a result of this offering.

Use of proceeds	We will not receive any proceeds from the sale of ordinary shares by the selling shareholders.

Risk factors	See “Risk Factors” on page S-3 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our ordinary shares.

NYSE symbol	“CWK”

The number of ordinary shares to be outstanding after the completion of this offering is based on 229,158,020 ordinary shares issued and outstanding as of May 17, 2024, and excludes 8,838,369 shares reserved for issuance under the Second Amended & Restated 2018 Omnibus Management Share and Cash Incentive Plan and 410,552 shares reserved for issuance under our Second Amended & Restated 2018 Omnibus Non-Employee Director Share and Cash Incentive Plan.

As of May 17, 2024, we have outstanding time-based options to purchase an aggregate of 486,257 shares, with a weighted average exercise price of $13.57 per share. We also have 697,967 outstanding performance-based options that vest based on a multiple of the price at which TPG and PAG Asia Capital (collectively, the “Principal Shareholders”) invested, measured at the time of a sale of shares by the Principal Shareholders.

Of our outstanding share-settled restricted stock unit (“RSU”) awards as of May 17, 2024, we have outstanding time-based RSUs representing the right to receive an aggregate of 5,351,087 shares. We also have 8,746,578 outstanding performance-based RSUs, which vest based on a variety of different performance metrics and events.

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as updated from time to time by our subsequent filings with the SEC, which are incorporated herein by reference, together with the information in this prospectus supplement, the accompanying prospectus and any other information incorporated by reference into this prospectus supplement and the accompanying prospectus. See the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial conditions or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our ordinary shares.

If we or our existing investors sell additional ordinary shares, the market price of our ordinary shares could decline.

The market price of our ordinary shares could decline as a result of sales of a large number of ordinary shares in the market, or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

As of May 17, 2024 we had 229,158,020 ordinary shares outstanding. Of these outstanding ordinary shares, all of the ordinary shares sold in our initial public offering (the “IPO”) are freely tradable in the public market. All of our ordinary shares outstanding prior to the closing of the IPO, other than those sold in registered public offerings, and all of the ordinary shares sold in the private placement that closed concurrently with our IPO are restricted securities as defined in Rule 144 under the Securities Act (“Rule 144”) and may be sold by the holders into the public market from time to time in accordance with and subject to Rule 144, including, where applicable, limitation on sales by affiliates under Rule 144.

We, our directors and our “officers” (our “Executive Officers”), as defined under Rule 16a-1(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), have agreed not to sell or transfer any ordinary shares or securities convertible into, exchangeable for, exercisable for, or repayable with ordinary shares, for 30 days after the date of this prospectus supplement without first obtaining the written consent of the underwriter. See “Underwriting.” Following the completion of this offering, approximately 2,301,979 ordinary shares (including vested options) will be subject to such transfer restrictions.

As of May 17, 2024, we had (A) 486,257 shares and 697,967 shares issuable upon the exercise of outstanding options that vest on time-based and performance-based criteria, respectively, and (B) 5,351,087 shares and 8,746,578 shares issuable upon vesting of RSUs that vest on time-based and performance-based criteria, respectively. As of May 17, 2024, we had 9,248,921 shares reserved for future grant under our equity incentive plans. Shares acquired upon the exercise of vested options or RSUs under our equity incentive plans may be sold by holders into the public market from time to time, in accordance with and subject to limitation on sales by affiliates under Rule 144. Sales of a substantial number of ordinary shares following the vesting of outstanding options or RSUs could cause the market price of our ordinary shares to decline.

Following this offering, the Principal Shareholders will no longer hold any of our ordinary shares, which could increase the risk of our business being impacted as a result of actions by activist shareholders or others.

As of May 17, 2024, TPG held approximately 7.5% of our total outstanding shares and PAG held approximately 4.1% of our total outstanding shares. Pursuant to the shareholders’ agreement with our Principal

Shareholders, prior to our 2024 annual meeting of shareholders (the “2024 Annual Meeting”), TPG had the right to designate for nomination up to two seats on our board of directors (our “Board”) and PAG had the right to designate for nomination up to one seat on our Board. Each of TPG and PAG waived its right to designate one seat for nomination at the the 2024 Annual Meeting and at subsequent annual or special meetings of shareholders. As a result, PAG no longer has Board nomination rights. Following this offering, TPG will also lose its right to designate any seat on our Board, effective as of our 2025 annual general meeting of shareholders (“2025 Annual Meeting”).

As a result of their representation on our Board and their collective shareholdings, the Principal Shareholders have had the ability to influence our affairs, policies and any actions that require Board or shareholder approval. Such influence may have deterred hostile takeovers, impacted any attempt to amend our articles of association, delay or prevent changes of control or changes in management, or limited the ability of our other shareholders to approve transactions that they may deem to be in the best interests of our Company. Following this offering, the Principal Shareholders will no longer exercise influence over our business as a result of their collective shareholdings and may not have a seat on our Board following the 2025 Annual Meeting, which may increase the likelihood of the challenges mentioned above being instituted by activist shareholders or others.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, and the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, that are subject to risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “strives,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “goal,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us, the underwriter or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. You should not place undue reliance on any forward-looking statements and should consider the following factors, as well as the factors discussed elsewhere in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use, including under “Risk Factors” on page S-3. We believe that these factors include, but are not limited to:

•	disruptions in general macroeconomic conditions and global and regional demand for commercial real estate;

•	our ability to attract and retain qualified revenue producing employees and senior management;

•	the failure of our acquisitions and joint ventures to perform as expected or the lack of similar future opportunities;

•	our ability to preserve, grow and leverage the value of our brand;

•	the concentration of business with specific corporate clients;

•	our ability to appropriately address actual or perceived conflicts of interest;

•	our ability to maintain and execute our information technology strategies;

•	interruption or failure of our information technology, communications systems or data services;

•	our vulnerability to potential breaches in security related to our information systems;

•	our ability to comply with current and future data privacy regulations and other confidentiality obligations;

•	the extent to which infrastructure disruptions may affect our ability to provide our services;

•	the potential impairment of our goodwill and other intangible assets;

•	our ability to comply with laws and regulations and any changes thereto;

•	changes in tax laws or tax rates and our ability to make correct determinations in complex tax regimes;

•	our ability to successfully execute on our strategy for operational efficiency;

•	the failure of third parties performing on our behalf to comply with contract, regulatory or legal requirements;

•	risks associated with the climate change and ability to achieve our sustainability goals;

•	foreign currency volatility;

•	social, geopolitical and economic risks associated with our international operations;

•	risks associated with sociopolitical polarization;

•	restrictions imposed on us by the agreements governing our indebtedness;

•	our amount of indebtedness and its potential adverse impact on our available cash flow and the operation of our business;

•	our ability to incur more indebtedness;

•	our ability to generate sufficient cash flow from operations to service our existing indebtedness;

•	our ability to compete globally, regionally and locally;

•	the seasonality of significant portions of our revenue and cash flow;

•	our exposure to environmental liabilities due to our role as a real estate services provider;

•	the ability of our principal shareholders to exert influence over us;

•	potential price declines resulting from future sales of a large number of our ordinary shares;

•	risks related to our capital allocation strategy including current intentions to not pay cash dividends;

•	risks related to litigation;

•	the fact that the rights of our shareholders differ in certain respects from the rights typically offered to shareholders of a Delaware corporation;

•	the fact that U.S. investors may have difficulty enforcing liabilities against us or be limited in their ability to bring a claim in a judicial forum they find favorable in the event of a dispute; and

•

the possibility that English law and provisions in our articles of association may have anti-takeover effects that could discourage an acquisition of us by others or require shareholder approval for certain capital structure decisions.

The factors identified above should not be construed as an exhaustive list of factors that could affect our future results, and should be read in conjunction with the other cautionary statements that are included in this prospectus supplement. The forward-looking statements made in this prospectus supplement are made only as of the date of this prospectus supplement. We do not undertake any obligation to publicly update or review any forward- looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. You should specifically consider the factors identified in this prospectus supplement that could cause actual results to differ before making an investment decision to purchase our ordinary shares. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

USE OF PROCEEDS

The selling shareholders are selling all of the ordinary shares being sold in this offering. Accordingly, we will not receive any proceeds from the sale of our ordinary shares by the selling shareholders in this offering. We have agreed to pay certain expenses related to this offering.

SELLING SHAREHOLDERS

The following table sets forth the selling shareholders’ beneficial ownership of our ordinary shares as of May 17, 2024. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Percentage of beneficial ownership is based on 229,158,020 ordinary shares outstanding as of May 17, 2024. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all ordinary shares shown as beneficially owned by the shareholder. For information regarding our relationships with the selling shareholders named below, refer to the information, which is incorporated by reference herein, under the headings “Corporate Governance—Board Composition” and “Certain Relationships and Related-Party Transactions” in our Proxy Statement filed with the SEC on April 5, 2024.

	Ordinary Shares Owned Prior to this Offering		Number of Shares Offered	Ordinary Shares Owned After Offering
Selling Shareholder	Number	Percent		Number	Percent
TPG Funds(1)	17,098,001	7.5%	17,098,001	—	—%
Funds affiliated with PAG Asia Capital(2)	9,415,040	4.1%	9,415,040	—	—%

(1)

The TPG Funds (as defined below) hold an aggregate of 17,098,001 ordinary shares (the “TPG Shares”), of which 11,913,135 shares are held by TPG Drone Investment, L.P., a Cayman limited partnership, and 5,184,866 shares are held by TPG Drone Co-Invest, L.P., a Cayman limited partnership (together with TPG Drone Investment, L.P., the “TPG Funds”). In this offering, TPG Drone Investment, L.P. will sell 11,913,135 ordinary shares and TPG Drone Co-Invest, L.P. will sell 5,184,866 ordinary shares. TPG GP A, LLC, a Delaware limited liability company (“TPG GP A”), is the managing member of each of (A) TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, which is the general partner of TPG Group Holdings (SBS), L.P., a Delaware limited partnership, and (B) Alabama Investments (Parallel) GP, LLC, a Delaware limited liability company, which is the general partner of each of (i) Alabama Investments (Parallel), LP, a Delaware limited partnership, (ii) Alabama Investments (Parallel) Founder A, LP, a Delaware limited partnership, and (iii) Alabama Investments (Parallel) Founder G, LP, a Delaware limited partnership, which, collectively with TPG Group Holdings (SBS), L.P., Alabama Investments (Parallel), LP and Alabama Investments (Parallel) Founder A, LP, holds 100% of the shares of Class B common stock (which represents a majority of the combined voting power of the common stock) of TPG Inc., a Delaware corporation, which is the sole member of TPG GPCo, LLC, a Delaware limited liability company, which is the sole member of TPG Holdings II-A, LLC, a Delaware limited liability company, which is the general partner of TPG Operating Group II, L.P., a Delaware limited partnership, which is the sole member of TPG Holdings I-A, LLC, a Delaware limited liability company, which is the general partner of TPG Operating Group I, L.P., a Delaware limited partnership, which is the sole shareholder of TPG Asia GenPar VI Advisors, Inc., a Cayman Island exempted company, which is the general partner of TPG Asia GenPar VI, L.P., a Cayman Island limited partnership, which is the managing member of TPG Asia VI SPV GP, LLC, a Cayman Island limited liability company, which is the general partner of each of the TPG Funds.

Because of TPG GP A’s relationship with the TPG Funds, TPG GP A may be deemed to beneficially own the ordinary shares directly held by the TPG Funds. TPG GP A is owned by entities owned by David Bonderman, James G. Coulter and Jon Winkelried. Because of the relationship of Messrs. Bonderman, Coulter and Winkelried to TPG GP A, each of Messrs. Bonderman, Coulter and Winkelried may be deemed to be the beneficial owners of the ordinary shares held by the TPG Funds. Messrs. Bonderman, Coulter and Winkelried disclaim beneficial ownership of the securities reported herein except to the extent of their pecuniary interest therein. The address of each of TPG GP A and Messrs. Bonderman, Coulter and Winkelried is c/o TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

(2)

Consists of ordinary shares held by PAGAC Drone Holding I LP, a Cayman limited partnership (“PAGAC Drone LP”). The general partner of PAGAC Drone LP is PAGAC Drone Holding GP I Limited, a Cayman exempted limited company. Messrs. Lincoln Lin Feng Pan, Jon Robert Lewis, Noel Patrick Walsh and Mark Raymond Bennett have been delegated, in accordance with certain proxy voting guidelines, the authority to implement voting decisions and the authority to implement disposition decisions with respect to shares indirectly held by PAGAC Drone Holding GP I Limited, including the Company’s 9,415,040 ordinary shares. Each of Messrs. Pan, Kim, Walsh and Bennett expressly disclaims beneficial ownership of such shares. The address of PAGAC Drone Holding GP I Limited is 33/F, Three Pacific Place, 1 Queen’s Road East, Hong Kong.

TAX CONSIDERATIONS

Certain U.S. Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax considerations that are likely to be relevant to the purchase, ownership and disposition of our ordinary shares by a U.S. Holder (as defined below).

This summary is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations and rulings with respect thereto, and judicial interpretations thereof, in each case in force as of the date hereof. Those authorities may be changed at any time, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. Tax considerations under state, local and non-U.S. laws, or U.S. federal laws other than those pertaining to income tax, are not addressed. We have not sought, and will not seek, any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding the matters discussed below, and there can be no assurance that the IRS will not take a position contrary to those discussed below or that any position taken by the IRS will be sustained.

This summary is not a comprehensive discussion of all of the tax considerations that may be relevant to a particular investor’s decision to purchase, hold or dispose of ordinary shares. In particular, this summary is directed only to U.S. Holders that hold ordinary shares as capital assets within the meaning of Section 1221 of the Code. This discussion does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances and does not address tax consequences to U.S. Holders who may be subject to special tax rules, such as banks, brokers or dealers in securities or currencies, traders in securities electing to a mark-to-market method of accounting, financial institutions, life insurance companies, tax exempt entities, entities (or arrangements) that are treated as partnerships for U.S. federal income tax purposes (or partners therein), holders that own or are treated as owning 10% or more of our ordinary shares (by vote or value), persons holding ordinary shares as part of a hedging or conversion transaction or a straddle, or persons whose functional currency is not the U.S. dollar. Moreover, this summary does not address state, local or non-U.S. taxes, the U.S. federal estate and gift taxes, the Medicare contribution tax applicable to net investment income of certain non-corporate U.S. Holders, or alternative minimum tax consequences of acquiring, holding or disposing of ordinary shares.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of ordinary shares that is any of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation, including any entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate if its income is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (a) a U.S. court can exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or (b) it has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our ordinary shares, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partner and the partnership. Accordingly, such partnerships holding ordinary shares and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

You should consult your own tax advisors about the consequences of the acquisition, ownership and disposition of the ordinary shares, including the relevance to your particular situation of the considerations discussed below and any consequences arising under non-U.S., state, local or other tax laws.

Taxation of Distributions

The gross amount of any distribution of cash or property with respect to our ordinary shares that is paid out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally be includible in your taxable income as ordinary dividend income on the day on which you receive the dividend, and will not be eligible for the dividends-received deduction allowed to corporations under the Code.

We will not maintain calculations of our earnings and profits in accordance with U.S. federal income tax principles. U.S. Holders therefore should expect that distributions generally will be treated as dividends for U.S. federal income tax purposes.

If you are a U.S. Holder, dividends paid in a currency other than U.S. dollars generally will be includible in your income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day you receive the dividends. U.S. Holders should consult their own tax advisers regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received that is converted into U.S. dollars after it is received.

Subject to certain exceptions for short-term positions, the U.S. dollar amount of dividends received by an individual with respect to the ordinary shares will be subject to taxation at a preferential tax rate if the dividends are “qualified dividends.” Dividends paid on the ordinary shares will be treated as qualified dividends if:

•

the ordinary shares are readily tradable on an established securities market in the United States or we are eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Treasury determines is satisfactory for purposes of this provision and that includes an exchange of information program; and

•	we were not, in the year prior to the year in which the dividend was paid, and are not, in the year in which the dividend is paid, a passive foreign investment company (a “PFIC”).

The ordinary shares are listed on the NYSE, and will qualify as readily tradable on an established securities market in the United States so long as they are so listed.

A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes if, after applying certain look-through and attribution rules in respect of tiered entities, either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income, or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Based on our audited financial statements and relevant market and shareholder data, we believe that we were not treated as a PFIC for U.S. federal income tax purposes with respect to our most recent prior taxable year. In addition, based on our audited financial statements and our current expectations regarding the value and nature of our assets, the sources and nature of our income and relevant market and shareholder data, we do not anticipate becoming a PFIC for our current taxable year or in the foreseeable future, and the discussion herein assumes we have not been and do not become a PFIC. If, contrary to our expectation, we are treated as a PFIC (or were so treated in our most recent prior taxable year), dividends paid on the ordinary shares would not be treated as qualified dividends, and other adverse tax consequences could apply. The PFIC rules are very complex and are not described completely herein. U.S. Holders should consult their own tax advisers regarding these rules, including the availability of the reduced dividend tax rate, in light of their own particular circumstances.

Dividend distributions with respect to our ordinary shares generally will be treated as “passive category” income from sources outside the United States for purposes of determining a U.S. Holder’s U.S. foreign tax credit limitation. Subject to the limitations and conditions provided in the Code and the applicable U.S. Treasury regulations, a U.S. Holder may be able to claim a foreign tax credit against its U.S. federal income tax liability in respect of any foreign income taxes withheld at the appropriate tax rate applicable to the U.S. Holder from a dividend paid to such U.S. Holder. Alternatively, the U.S. Holder may deduct such foreign income taxes from its U.S. federal taxable income, provided that the U.S. Holder elects to deduct rather than credit all foreign income taxes for the relevant taxable year. The rules with respect to foreign tax credits are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

U.S. Holders that receive distributions of additional ordinary shares or rights to subscribe for ordinary shares as part of a pro rata distribution to all our shareholders generally will not be subject to U.S. federal income tax in respect of the distributions, unless the U.S. Holder has the right to receive cash or property, in which case the U.S. Holder will be treated as if it received cash equal to the fair market value of the distribution.

Taxation of Dispositions of Ordinary Shares

Upon the sale, exchange, or other taxable disposition of ordinary shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized on such disposition and the U.S. Holder’s adjusted tax basis in its ordinary shares.

If a U.S. Holder realizes gain or loss on the sale, exchange or other taxable disposition of ordinary shares, that gain or loss will be capital gain or loss and generally will be long-term capital gain or loss if the ordinary shares have been held for more than one year. Long-term capital gain realized by a U.S. Holder that is an individual generally is subject to taxation at a preferential tax rate. The deductibility of capital losses is subject to limitations. If, contrary to our expectation, we are treated as a PFIC, or were so treated for any taxable year during a U.S. Holder’s holding period for the ordinary shares, adverse tax consequences could apply.

Gain, if any, realized by a U.S. Holder on the sale or other taxable disposition of the ordinary shares generally will be treated as U.S. source income for U.S. foreign tax credit purposes. Consequently, if a foreign withholding tax is imposed on the sale or disposition of the shares, a U.S. Holder that does not receive significant foreign source income from other sources may not be able to derive effective U.S. foreign tax credit benefits in respect of such foreign taxes. U.S. Holders should consult their own tax advisors regarding the application of the foreign tax credit rules to their investment in, and disposition of, the ordinary shares.

Foreign Financial Asset Reporting

Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of (i) $50,000 as determined on the last day of the applicable tax year or (ii) $75,000 at any time during the applicable tax year are generally required to file an information statement along with their tax returns, currently on IRS Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer that are not held in accounts maintained by financial institutions. The understatement of income attributable to “specified foreign financial assets” in excess of $5,000 extends the statute of limitations with respect to the tax return to six years after the return was filed. U.S. Holders who fail to report the required information could be subject to substantial penalties. Prospective investors are encouraged to consult with their own tax advisors regarding the possible application of these rules, including the application of the rules to their particular circumstances.

Backup Withholding and Information Reporting

Dividends paid on, and proceeds from the sale or other disposition of, the ordinary shares to a U.S. Holder generally may be subject to the information reporting requirements of the Code and may be subject to backup withholding unless the U.S. Holder provides an accurate taxpayer identification number and makes any other required certification or otherwise is exempt from backup withholding and establishes such exempt status. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be allowed as a refund or may be credited against the U.S. Holder’s U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.

Certain U.K. Tax Considerations

The summary below is for general information only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular investor. It relates only to certain limited aspects of the U.K. tax consequences of holding or disposing of ordinary shares and is based on current U.K. tax law and what is understood to be HMRC’s current published practice as at the date of this document (which are both subject to change at any time, possibly with retrospective effect). The rates and allowances for 2024/2025 stated in the U.K. tax section below reflect the current law.

The summary below does not address all of the tax considerations that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under U.K. tax law. In particular, the comments below are intended to apply only to holders of ordinary shares: (i) who are resident (and, in the case of individuals, domiciled) in (and only in) the U.K. for U.K. tax purposes (except to the extent that the position of non-U.K. resident holders is expressly referred to); (ii) to whom split-year treatment does not apply; (iii) who are and will be the absolute beneficial owners of their ordinary shares and any dividends paid in respect of them; (iv) who hold, and will hold, their ordinary shares as investments (otherwise than through an individual savings account or a pension arrangement) and not as securities to be realized in the course of a trade; (v) who hold less than 5% of the ordinary shares; and (vi) to whom the U.K. tax rules concerning carried interest do not apply in relation to their holding or disposal of ordinary shares. The comments below may not apply to certain holders, such as (but not limited to) persons who are connected with us, dealers in securities, broker dealers, financial institutions, insurance companies, charities, collective investment schemes, pension schemes, holders who are exempt from U.K. taxation or holders who are or were officers or employees of Cushman & Wakefield plc (or of any related company) and have (or are deemed to have) acquired their ordinary shares by virtue of an office or employment (whether current, historic or prospective). Such holders may be subject to special rules.

The material set out in the paragraphs below does not constitute tax advice and these paragraphs do not describe all of the circumstances in which holders of ordinary shares in Cushman & Wakefield plc may benefit from an exemption or relief from U.K. taxation. Holders who are in any doubt as to their tax position or who are subject to tax in a jurisdiction other than the U.K. should consult an appropriate professional adviser. In particular, non-U.K. resident or domiciled persons are advised to consider the potential impact of any relevant double tax agreements.

POTENTIAL INVESTORS SHOULD SATISFY THEMSELVES PRIOR TO INVESTING AS TO THE OVERALL TAX CONSEQUENCES, INCLUDING, SPECIFICALLY, THE CONSEQUENCES UNDER U.K. TAX LAW AND HMRC PRACTICE OF THE ACQUISITION, OWNERSHIP AND DISPOSAL OF THE ORDINARY SHARES IN THEIR OWN PARTICULAR CIRCUMSTANCES BY CONSULTING THEIR OWN TAX ADVISERS.

Taxation of Dividends

Withholding tax

Dividend payments in respect of the ordinary shares may be made without withholding or deduction for or on account of U.K. tax.

Income tax

Individual holders within the charge to U.K. income tax

When Cushman & Wakefield plc pays a dividend to a holder of ordinary shares who is an individual resident (for tax purposes) and domiciled in the U.K., the amount of income tax payable on the receipt, if any, will depend on the individual’s own personal tax position. “Dividend income” for these purposes includes U.K. and non U.K. source dividends and certain other distributions in respect of shares.

No U.K. income tax on dividend income received from Cushman & Wakefield plc should be payable by an individual holder of ordinary shares who is resident in the U.K. for tax purposes if the amount of dividend income received, when aggregated with the holder’s other dividend income in the year of assessment, does not exceed the nil rate amount. The nil rate amount is £500 for the 2024/2025 tax year. Dividend income in excess of the nil rate amount is taxed at the following rates for 2024/2025:

(a) 8.75%, to the extent that the dividend income falls within the basic rate band of income tax;

(b) 33.75%, to the extent that the dividend income falls within the higher rate band of income tax; and

(c) 39.35%, to the extent that the dividend income falls within the additional rate band of income tax.

For the purposes of determining which of the taxable bands dividend income falls into, dividend income is treated as the highest part of a shareholder’s income. In addition, dividend income which is within the nil rate amount counts towards an individual’s basic or higher rate limits, and so will be taken into account in determining whether the threshold for higher rate or additional rate income tax is exceeded.

Other individual holders

Individual holders who are not resident (for tax purposes) or domiciled in the U.K. and who hold their ordinary shares as an investment and not in connection with any trade carried on by them (whether solely or in partnership) would not generally be subject to U.K. tax on dividends received from Cushman & Wakefield plc.

Corporation tax

Corporate holders within the charge to U.K. corporation tax

Holders of ordinary shares within the charge to corporation tax that are “small companies” (for the purposes of U.K. taxation of dividends) are not generally expected to be subject to tax on dividends from Cushman & Wakefield plc provided certain conditions are met (including an anti-avoidance condition). Other corporate holders within the charge to U.K. corporation tax (which are not a “small company” for the purposes of U.K. taxation of dividends) should not be subject to tax on dividends from Cushman & Wakefield plc so long as the dividends fall within an exempt class and certain conditions are met. In general, (i) dividends paid on non-redeemable “ordinary shares” (that is, non-redeemable shares that do not carry any present or future preferential rights to dividends or to assets of Cushman & Wakefield plc on its winding up); and (ii) dividends paid to a U.K. resident corporate shareholder holding less than 10% of the issued share capital of the class in respect of which the dividend is paid, should fall within an exempt class and so accordingly we would generally expect dividends Cushman & Wakefield plc pays not to be subject to U.K. corporation tax. However, it should be noted that the exemptions are subject to anti-avoidance rules. Corporate holders will need to ensure that they satisfy the requirements of any exempt class and that no anti-avoidance rules apply before treating any dividend as exempt, and seek appropriate professional advice where necessary.

If the conditions for exemption are not satisfied, or such holder elects, within two years of the end of the accounting period in which the dividend is received, for an otherwise exempt dividend to be taxable, U.K. corporation tax (at a rate of 25% for the 2024/2025 tax year) will be chargeable on the amount of any dividends received from Cushman & Wakefield plc.

Other corporate holders

Corporate holders of ordinary shares which are not resident in and have no permanent establishment in the U.K. for tax purposes and which hold their ordinary shares as an investment and not in connection with any trade carried on by them would not generally be subject to U.K. tax on dividends received from Cushman & Wakefield plc.

Taxation of disposals

Individual holders resident in the U.K.

A disposal (or deemed disposal) of ordinary shares by an individual holder who is (at any time in the relevant U.K. tax year) resident in the U.K. for tax purposes, may give rise to a chargeable gain (or allowable loss) for the purposes of U.K. capital gains tax, depending on his or her individual circumstances. Subject to any available exemption, allowance or relief, gains arising on a disposal or deemed disposal of ordinary shares by an individual resident in the U.K. for tax purposes will be taxed at a rate of 10%, except to the extent that the gain, when it is added to such individual’s other taxable income and gains in the relevant year, exceeds the upper limit of the income tax basic rate band (£50,270 for the 2024/2025 tax year), in which case it will be taxed at the rate of 20%. The capital gains tax annual exempt amount (£3,000 for individuals in the 2024/2025 tax year) may be available to individual holders resident in the U.K. for tax purposes to offset against chargeable gains realized on the disposal of their ordinary shares, to the extent that the exemption has not already been utilized.

An individual holder of ordinary shares who ceases to be resident in the U.K. for a period of less than five years and who disposes of his or her ordinary shares during that period of temporary non-residence may be liable for U.K. capital gains tax on a chargeable gain accruing on such disposal on his or her return to the U.K. (subject to any available exemption, allowance or relief). Special rules apply to individual holders who are subject to tax on a “split year” basis, who should seek specific professional advice if they are in any doubt about their position.

Other individual holders

An individual holder who is not resident or domiciled in the U.K. for tax purposes should not be liable to U.K. capital gains tax on capital gains realized on the disposal of his or her ordinary shares unless such holder carries on (whether solely or in partnership) a trade, profession or vocation in the U.K. through a branch or agency in the U.K. to which the ordinary shares are attributable. In these circumstances, such holder may, depending on his or her individual circumstances, be chargeable to U.K. capital gains tax on chargeable gains arising from a disposal of his or her ordinary shares

Corporate holders resident in the U.K.

A disposal (or deemed disposal) of ordinary shares by a corporate holder resident in the U.K. for tax purposes may give rise to a chargeable gain (or allowable loss) for the purposes of U.K. corporation tax, depending on the circumstances and subject to any available exemption, allowance or relief. The main rate of U.K. corporation tax for the 2024/2025 tax year is 25%.

Other corporate holders

A corporate holder of ordinary shares that is not resident in the United Kingdom will not be liable for U.K. corporation tax on chargeable gains realized on the disposal of its ordinary shares unless it carries on a trade in the United Kingdom through a permanent establishment to which the ordinary shares are attributable. In these circumstances, a disposal of ordinary shares by such holder may give rise to a chargeable gain (or allowable loss) for the purposes of U.K. corporation tax.

Stamp duty and SDRT

The following statements are intended as a general guide to the current U.K. stamp duty and SDRT position, and apply regardless of whether or not a holder of ordinary shares is resident or domiciled in the U.K. It should be noted that certain categories of persons, including market makers, brokers, dealers, and other specified market intermediaries, are entitled to exemption from stamp duty and SDRT in respect of purchases of securities in specified circumstances.

General rules

As a general rule, no stamp duty or SDRT is payable on an issuance of shares in a U.K. company, but transfers of shares in a U.K. company will attract a stamp duty or SDRT charge equal to 0.5% of the consideration for the shares, rounded up to the nearest £5 in the case of stamp duty. However, generally, and subject in particular to the discussion below, neither stamp duty nor SDRT should be payable in respect of the transfer of book-entry interests in Cushman & Wakefield plc ordinary shares within the DTC clearance system.

Depositary arrangements and clearance services

Cushman & Wakefield plc ordinary shares are currently eligible for deposit and clearing within the DTC clearance system. Transfers of interests in ordinary shares within a depositary receipt system and transfers of book-entry interests in ordinary shares within a clearance system should not attract a charge to stamp duty or SDRT in the U.K., provided that (in the case of stamp duty) there is no written instrument of transfer and, in the case of a transfer within a clearance system, no election is, or has been, made by the clearance system under section 97A Finance Act 1986. Transfers of book-entry interests in ordinary shares within a clearance system where an election has been made by the clearance system under section 97A Finance Act 1986 will generally be subject to SDRT (rather than stamp duty) at a rate of 0.5% of the amount or value of the consideration. We understand that HMRC regards DTC as a clearance system for these purposes and that no election under section 97A Finance Act 1986 has been made by DTC. Special rules apply where ordinary shares are transferred to, or to a nominee or agent for, either a person whose business is or includes issuing depositary receipts or a person providing a clearance service, pursuant to which stamp duty or SDRT may be charged at a higher rate of 1.5%. However, where a clearance service has made and maintained an election under section 97A Finance Act 1986, the 1.5% charge will not apply and transfers of ordinary shares into that clearance service would then be subject to stamp duty or SDRT at the normal rate of 0.5% of the amount of value of any consideration.

The 1.5% UK stamp duty and SDRT charges should also not arise on a transfer of shares in a UK company to a depository receipts issuer or a clearance service to the extent that such transfer is an “exempt capital-raising transfer” or an “exempt listing transfer” as defined in Finance Act 2024. The previously effective charge to stamp duty or SDRT at a rate of 1.5%. on issuances of U.K. shares to depositary receipt issuers or clearance services anywhere in the world has been abolished, effective 1 January 2024 by Finance Act 2024. However, if ordinary shares are withdrawn from the facilities of DTC, a charge to stamp duty or SDRT at 1.5% may still arise on a subsequent redeposit of ordinary shares into the facilities of DTC.

We have in place arrangements to require that Cushman & Wakefield plc’s ordinary shares held in certificated form or otherwise outside the DTC clearance system cannot be transferred into the DTC clearance system until the transferor of the ordinary shares has first delivered the ordinary shares to a depositary specified by us so that stamp duty (or SDRT) may be collected in connection with the initial delivery to the depositary. Any such ordinary shares will be evidenced by a receipt issued by the depositary. Before the transfer can be registered in our books, the transferor will also be required to put the depositary in funds to settle the resultant liability to stamp duty (or SDRT), which will be charged at a rate of 1.5% of the value of the shares.

The transfer on sale of ordinary shares (outside the facilities of a clearance service such as DTC) by a written instrument of transfer will generally be liable to U.K. stamp duty at the rate of 0.5% of the amount or value of the consideration for the transfer (rounded up to the nearest £5). The purchaser normally pays the stamp duty. An agreement to transfer ordinary shares (outside the facilities of a clearance service such as DTC) will generally give rise to a liability on the purchaser to SDRT at the rate of 0.5% of the amount or value of the consideration, but where an instrument of transfer is executed and duly stamped before the expiry of a period of six years beginning with the date of that agreement, (i) any SDRT that has not been paid ceases to be payable, and (ii) any SDRT that has been paid may be recovered from HMRC, generally with interest.

A share buy-back by Cushman & Wakefield plc of ordinary shares will also give rise to stamp duty at the rate of 0.5% of the consideration payable, and such stamp duty will be paid by Cushman & Wakefield plc.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriter named below has agreed to purchase, and the selling shareholders have agreed to sell to it, the number of ordinary shares indicated below:

Name	Number of Shares
J.P. Morgan Securities LLC	26,513,041
Total	26,513,041

The underwriter is offering the ordinary shares subject to its acceptance of the shares from the selling shareholders and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the ordinary shares offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the ordinary shares offered by this prospectus supplement if any such shares are taken.

The underwriter is purchasing the ordinary shares from the selling shareholders at $     per share (representing $     of aggregate proceeds to the selling shareholders). The underwriter may offer the ordinary shares from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. In connection with the sale of the ordinary shares offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling the ordinary shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of the ordinary shares for whom they may act as an agent or to whom they may sell as a principal. The offering of the ordinary shares by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $     . We have agreed to reimburse the underwriter for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority up to $30,000.

Our ordinary shares are listed on the NYSE under the symbol “CWK.”

We have agreed that, without the prior written consent of the underwriter, we will not, during the period ending 30 days after the date of this prospectus supplement:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares;

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares; or

•

file any registration statement or make a confidential submission with the SEC relating to the offering of any ordinary shares or any securities convertible into or exercisable or exchangeable for ordinary shares;

whether any such transaction described in the first two bullet points above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise.

The restrictions described in the preceding paragraph do not apply to:

•	the issuance by us of ordinary shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the underwriter has been advised in writing;

•

the grant of restricted stock, options or other equity awards pursuant to employee benefit plans, provided that the recipients thereof execute and deliver to the underwriter a “lock-up” agreement for the remainder of the restricted period or, in the case of options or restricted stock units, such awards do not become exercisable or vest, as applicable, during the restricted period;

•

the filing of a registration statement on Form S-8 relating to the offering of securities granted or to be granted in accordance with an equity incentive plan, employee benefit plan, employment agreement or similar arrangement described in this prospectus supplement (provided that any ordinary shares registered pursuant to such registration statement shall be subject to lock-up restrictions for the remainder of the restricted period);

•

the sale or issuance of or entry into an agreement to sell or issue ordinary shares or any securities convertible into or exercisable or exchangeable for such ordinary shares in connection with bona fide mergers, acquisitions or joint ventures, subject to certain limitations, provided that the aggregate number of ordinary shares or securities convertible into or exercisable for ordinary shares that the Company may sell or issue or agree to sell or issue does not exceed 10% of the total number of ordinary shares issued and outstanding immediately following the completion of this offering and that any recipient of the shares execute and deliver a “lock-up” agreement;

•

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ordinary shares, provided that such plan does not provide for the transfer of ordinary shares during the restricted period and to the extent a public announcement or filing is required or voluntarily made by the company, such announcement or filing will include a lock-up provision; or

•

the sale or issuance of ordinary shares to one or more employees of the Company as required pursuant to an agreement in effect on the date hereof, provided that any such ordinary shares shall be subject to the lock-up provisions of any existing stockholder agreement and the aggregate number of ordinary shares that the Company may sell or issue or agree to sell or issue shall not exceed 0.3% of the total number of ordinary shares issued and outstanding immediately following the completion of this offering.

Each of our directors and Executive Officers has agreed that, without the prior written consent of the underwriter, they will not, during the period ending 30 days after the date of this prospectus supplement:

•

offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any ordinary shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), by the director, executive officer or Principal Shareholder or any other securities so owned that are convertible into or exchangeable for ordinary shares, or publicly announce its intention to enter such transaction; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the ordinary shares;

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

With respect to each of our directors and Executive Officers, the restrictions described in the preceding paragraph do not apply to:

•	transactions relating to ordinary shares to be sold in this offering;

•

transactions relating to ordinary shares or other securities acquired in open market transactions after the completion of this offering; provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made;

•

transfers as a bona fide gift or gifts, by operation of law through estate, other testamentary document or intestate succession, to any immediate family member or trust for the direct or indirect benefit of the signatory or any immediate family member of the signatory or pursuant to a qualified domestic order or divorce settlement, provided that the transferee will sign a substantially similar lock-up agreement, and provided, further, that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made, except as expressly permitted in the lock-up agreement;

•

if the signatory is a business entity, transfers to limited partners, general partners, members, nominees or shareholders of the signatory or its direct or indirect affiliates or other entities controlled or managed by the signatory not involving a disposition for value, provided that the transferee will sign a substantially similar lock-up agreement, and provided, further that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made, except as expressly permitted in the lock-up agreement;

•

if permitted by the Company, the establishment of or amendment to a written trading plan pursuant to Rule 10b5-1 under the Exchange Act, provided that any required public disclosure of such establishment, amendment or existence of such plan includes a statement that the signatory is not permitted to transfer ordinary shares under such plan during the restricted period in accordance with the lock-up agreement;

•

sales pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act established prior to the date of this prospectus supplement, provided that any filing made under the Exchange Act in connection with such a sale shall disclose that the sale was made pursuant to such plan;

•

the exercise or settlement of stock options, restricted stock units or other equity awards pursuant to any plan or agreement granting such an award to an employee or other service provider of the Company or its affiliates (and any related transfer to the Company of ordinary shares necessary to generate such amount of cash needed for the payment of taxes due as a result of such settlement or exercise), provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made, except as expressly permitted in the lock-up agreement; or

•

transfers of ordinary shares to the Company in connection with the repurchase by the Company pursuant to a management stockholders agreement or other agreement in effect as of the date of the lock-up agreement and pursuant to which such ordinary shares were issued or are subject, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made, except as expressly permitted in the lock-up agreement.

The underwriter, in its sole discretion, may release the ordinary shares and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the ordinary shares, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the ordinary shares. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by underwriter of a greater number of ordinary shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchase. The underwriter will need to cover any short sale by purchasing ordinary shares in the open market. The underwriter is likely to create a short position if it is concerned that there may be downward pressure on the price of the ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. The underwriter may also bid for, and purchase, ordinary shares in the open market to stabilize the price of the ordinary shares. The underwriter has advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the ordinary shares. These activities may raise or maintain the market price of the ordinary shares above independent market levels or prevent or retard a decline in the market price of the ordinary shares. The underwriter is not required to engage in these activities and may end any of these activities at any time.

We, the selling shareholders, and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus in electronic format may be made available on websites maintained by the underwriter, or selling group members, if any, participating in this offering. The underwriter may agree to allocate a number of ordinary shares for sale to its online brokerage account holders.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), an offer to the public of any ordinary shares may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any ordinary shares may be made at any time under the following exemptions under the EU Prospectus Regulation:

a) to any legal entity which is a “qualified investor” as defined under the EU Prospectus Regulation;

b) to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the EU Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

c) in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided, that no such offer of ordinary shares shall result in a requirement for the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with the underwriter and the Company that it is a qualified investor within the meaning of Article 2 of the EU Prospectus Regulation.

In the case of any ordinary shares being offered to a financial intermediary as that term is used in Article 1(4) of the EU Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ordinary shares to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

The Company, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriter of such fact in writing may, with the prior consent of the underwriter, be permitted to acquire ordinary shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any ordinary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

An offer to the public of any ordinary shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any ordinary shares may be made at any time under the following exemptions under the UK Prospectus Regulation:

a) to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

b) to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

c) in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”),

provided, that no such offer of ordinary shares shall result in a requirement for the Company or the underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation and each person who initially acquires any ordinary shares or to whom any offer is made will be deemed to have represented, warranted and agreed to and with the underwriter and the Company that it is a qualified investor within the meaning of Article 2 of the UK Prospectus Regulation.

In the case of any ordinary shares being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any ordinary shares to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

The Company, the underwriter and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriter of such fact in writing may, with the prior consent of the underwriter, be permitted to acquire ordinary shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any ordinary shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares.

This Prospectus is only being distributed to and is only directed at: (A) persons who are outside the United Kingdom; or (B) qualified investors who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”), or (ii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons falling within (1)-(3) together being referred to as “relevant persons”). The ordinary shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the ordinary shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this Prospectus or any of its contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Switzerland

Our ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under. art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Dubai International Financial Centre (“DFIC”)

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Australia

This prospectus supplement:

•	does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;

•

has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•

does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•

may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

Our ordinary shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares, you represent and warrant to us that you are an Exempt Investor.

As any offer of ordinary shares under this prospectus supplement will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares you undertake to us that you will not, for a period of 12 months from the date of issue of the shares, offer, transfer, assign or otherwise alienate those shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”)

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

China

This prospectus supplement does not constitute a public offer of shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the shares or any beneficial interest therein without obtaining all prior PRC governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Brazil

THE OFFER AND SALE OF THE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE BRAZILIAN SECURITIES COMMISSION (COMISSÃO DE VALORES MOBILIÁRIOS, OR “CVM”) AND, THEREFORE, WILL NOT BE CARRIED OUT BY ANY MEANS THAT WOULD CONSTITUTE A PUBLIC OFFERING IN BRAZIL UNDER CVM RESOLUTION NO 160, DATED 13 JULY 2022, AS AMENDED (“CVM RESOLUTION 160”) OR UNAUTHORIZED DISTRIBUTION UNDER BRAZILIAN LAWS AND REGULATIONS. THE SECURITIES MAY ONLY BE OFFERED TO BRAZILIAN PROFESSIONAL INVESTORS (AS DEFINED BY APPLICABLE CVM REGULATION), WHO MAY ONLY ACQUIRE THE SECURITIES THROUGH A NON-BRAZILIAN ACCOUNT, WITH SETTLEMENT OUTSIDE BRAZIL IN NON-BRAZILIAN CURRENCY. THE TRADING OF THESE SECURITIES ON REGULATED SECURITIES MARKETS IN BRAZIL IS PROHIBITED.

LEGAL MATTERS

Certain legal matters with respect to U.S. federal law relating to this offering will be passed upon for us by Kirkland & Ellis LLP. Certain legal matters with respect to English law relating to the validity of the ordinary shares offered hereby will be passed upon for us by Kirkland & Ellis International LLP. Ropes & Gray LLP will act as counsel to the underwriter. Ropes & Gray LLP and some of its attorneys are limited partners of RGIP, LP, which is an investor in certain investment funds advised by certain of the selling shareholders and often a co-investor with such funds. RGIP, LP owns, directly or indirectly, less than 1% of our outstanding ordinary shares.

EXPERTS

The consolidated financial statements of Cushman & Wakefield plc as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein and in the registration statement (No. 333-279526) on Form S-3ASR in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF JUDGMENTS

We are incorporated under the laws of England and Wales. Some of our directors and officers may reside outside the United States, and a portion of our assets and the assets of such persons may be located outside the United States. As a result, it may be difficult for you to serve legal process on us or our directors and executive officers or have any of them appear in a U.S. court.

The United States and the United Kingdom do not currently have a treaty providing for the recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. The enforceability of any judgment of a United States federal or state court in the United Kingdom will depend on the laws and any treaties in effect at the time, including conflicts of laws principles (such as those bearing on the question of whether a United Kingdom court would recognize the basis on which a United States court had purported to exercise jurisdiction over a defendant). In this context, there is doubt as to the enforceability in the United Kingdom of civil liabilities based solely on the federal securities laws of the United States. In addition, awards for punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom. An award for monetary damages under the United States securities laws would likely be considered punitive if it did not seek to compensate the claimant for loss or damage suffered and was intended to punish the defendant.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cushmanwakefield.com. Our website is not a part of, or incorporated by reference in, this prospectus supplement or the accompanying prospectus and information on, or accessible through, our website is not part of, or incorporated by reference in, this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus supplement and in the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus supplement:

•

our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February  21, 2024, which incorporates by reference certain portions of our Definitive Proxy Statement for our 2024 Annual General Meeting of Shareholders filed with the SEC on April 5, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on April 30, 2024;

•

our Current Reports on Form 8-K filed with the SEC on March 18, 2024, March 29, 2024, April  9, 2024, May 8, 2024 and May 17, 2024 (excluding any portions of such reports that were “furnished” rather than “filed”); and

•

the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on July 30, 2018, including any amendment or report filed for the purpose of updating this description.

We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), including those made after the date of the initial filing of the registration statement of which this prospectus supplement and the accompanying prospectus are a part and before the effective date of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of ordinary shares made by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can obtain a copy of any documents which are incorporated by reference into this prospectus supplement and the accompanying prospectus, including exhibits that are specifically incorporated by reference into those documents, at no cost, by writing us at:

Cushman & Wakefield plc

225 West Wacker Drive, Suite 3000

Chicago, Illinois 60606

Attention: Investor Relations Department

PROSPECTUS

Cushman & Wakefield plc

Ordinary Shares

Cushman & Wakefield plc may, from time to time, in one or more offerings, offer and sell its ordinary shares, nominal value $0.10 per share (the “ordinary shares”), as described in this prospectus. In addition, selling shareholders as may be named in one or more prospectus supplements may offer and sell, from time to time and in one or more offerings, our ordinary shares. The specific amount, price and terms of the offers and sales of ordinary shares will be determined at the time of any offering and set forth in the applicable prospectus supplement. The applicable prospectus supplement will also describe the specific manner in which we, or the selling shareholders, will offer ordinary shares and may also supplement, update or amend information contained in this prospectus. You should read this prospectus, any prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities.

Our ordinary shares may be offered directly by us or any selling shareholders, through agents designated from time to time or to or through one or more underwriters or dealers or directly to purchasers, on a continuous or delayed basis. If any agents, dealers or underwriters are involved in the sale of any of the shares, their names, and any applicable purchase price, fee, commission or discount arrangement between or among us, any selling shareholders and them, as applicable, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections entitled “Plan of Distribution” and “About this Prospectus” for more information. None of our ordinary shares may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such shares.

Our ordinary shares are listed on the New York Stock Exchange (the “NYSE”) under the symbol “CWK.” On May 17, 2024, the last reported sale price of our ordinary shares on the NYSE was $11.72 per share.

Investing in our ordinary shares involves risks. Please review the information under the heading “Risk Factors” on page 2 of this prospectus and in any documents we file with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 20, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed as a “well-known seasoned issuer,” or “WKSI,” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), with the SEC using the “automatic shelf” registration process. Under this process, we and any selling shareholders to be named in a prospectus supplement, or an amendment to the registration statement of which this prospectus is a part, may offer and sell our ordinary shares described in this prospectus, from time to time, in one or more offerings, in any manner described under the heading “Plan of Distribution.” We may provide a prospectus supplement containing specific information about the terms of a particular offering or file an amendment to the registration statement of which this prospectus is a part. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. Any prospectus supplement or any related free writing prospectus that we authorize to be provided to you may add, update or change information in this prospectus or in any documents that we have incorporated by reference in this prospectus. If the information in this prospectus is inconsistent with the information in any applicable prospectus supplement, any applicable amendment or any applicable free writing prospectus, you should rely on the information in that prospectus supplement, amendment or free writing prospectus; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus or any prospectus supplement or any applicable free writing prospectus—the statement in the document having the later date modifies or supersedes the earlier statement. Before making an investment in our ordinary shares, you should read both this prospectus and, if applicable, any prospectus supplement or any free writing prospectus, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” for more information.

We and any selling shareholders have not authorized anyone to provide any information or make any representations other than those contained in this prospectus, the related registration statement or in any of the materials that we have incorporated by reference into this prospectus. You should carefully evaluate the information provided by us or any selling shareholder in light of the total mix of information available to you, recognizing that we can provide no assurance as to the reliability of any information other than that contained in this prospectus, the related registration statement or in any of the materials that we have incorporated by reference into this prospectus. We and the selling shareholders are not making an offer of our ordinary shares in any jurisdiction where the offer is not permitted. The information in this prospectus speaks only as of the date on the front cover unless specifically indicated that another date applies. The information we have filed and will file with the SEC that is incorporated by reference into this prospectus is accurate as of the filing date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates and may change again.

Unless we state otherwise or the context otherwise requires, (i) “Cushman & Wakefield,” “the Company,” “we,” “ours” and “us” refer to Cushman & Wakefield plc and its consolidated subsidiaries and (ii) references to “selling shareholder” or “selling shareholders” include donees, pledgees, transferees or other successors-in-interest selling ordinary shares received from any selling shareholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.

ii

COMPANY OVERVIEW

Cushman & Wakefield is a leading global commercial real estate services firm that makes a meaningful impact for our people, clients, communities and world. Led by an experienced executive team and driven by approximately 52,000 employees in nearly 400 offices and approximately 60 countries, we deliver exceptional value for real estate occupiers and owners, managing 6.2 billion square feet of commercial real estate space globally and offering a broad suite of services through our integrated and scalable platform. Our business is focused on meeting the increasing demands of our clients through a comprehensive offering of services including (i) Services, (ii) Leasing, (iii) Capital markets and (iv) Valuation and other services. In 2023, 2022 and 2021, we generated revenues of $9.5 billion, $10.1 billion and $9.4 billion, respectively, and service line fee revenue of $6.5 billion, $7.2 billion and $6.9 billion, respectively.

Since 2014, we have built our company organically and through various mergers and acquisitions, giving us the scale and global footprint to effectively serve our clients’ multinational businesses. The result is a global real estate services firm with the iconic, more than 100-year-old, Cushman & Wakefield brand. In August 2018, Cushman & Wakefield completed an initial public offering (the “IPO”).

Our recent history has been a period of transformation for our company. Our experienced management team has been focused on improving financial performance, driving operating efficiencies, realizing cost savings, and attracting and retaining top talent. Today, Cushman & Wakefield is one of the top three real estate services providers as measured by revenue and workforce. We have gained third-party recognition as a provider and employer of choice, having consistently been named in the top four in our industry’s leading brand study, the Lipsey Company’s Top 25 Commercial Real Estate Brands, and a leading global real estate services firm by the International Association of Outsourcing Professionals.

As a company, we are focused on making an impact for our clients. We have built a scalable platform that we believe is well-positioned to support our growth strategy by focusing on: (i) leveraging our strong competitive position to meet the growing outsourcing and service needs of our clients; (ii) strengthening our core competencies to generate free cash flow and drive a more balanced capital structure; (iii) maintaining a high-performance culture; and (iv) utilizing our technology platform to provide data driven insights to our clients.

The Company’s ordinary shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “CWK.” Our corporate headquarters are located at 225 West Wacker Drive, Chicago, Illinois. Our website address is www.cushmanwakefield.com. The information contained on, or accessible through, our website is not part of or incorporated by reference in this prospectus.

Additional information about us is included in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as updated from time to time by our subsequent filings with the SEC, which are incorporated herein by reference, together with the information in this prospectus, the applicable prospectus supplement and any other information incorporated by reference into this prospectus. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” The prospectus supplement relating to a particular offering of our ordinary shares may also discuss certain risks of investing in such offering. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial conditions or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our ordinary shares.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are subject to risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, and you can often identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “strives,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “goal,” “projects,” “forecasts,” “shall,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this prospectus are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us, the underwriters or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. You should not place undue reliance on any forward-looking statements and should consider the following factors, as well as the factors discussed elsewhere in this prospectus, including under “Risk Factors” on page 2. We believe that these factors include, but are not limited to:

•	disruptions in general macroeconomic conditions and global and regional demand for commercial real estate;

•	our ability to attract and retain qualified revenue producing employees and senior management;

•	the failure of our acquisitions and joint ventures to perform as expected or the lack of similar future opportunities;

•	our ability to preserve, grow and leverage the value of our brand;

•	the concentration of business with specific corporate clients;

•	our ability to appropriately address actual or perceived conflicts of interest;

•	our ability to maintain and execute our information technology strategies;

•	interruption or failure of our information technology, communications systems or data services;

•	our vulnerability to potential breaches in security related to our information systems;

•	our ability to comply with current and future data privacy regulations and other confidentiality obligations;

•	the extent to which infrastructure disruptions may affect our ability to provide our services;

•	the potential impairment of our goodwill and other intangible assets;

•	our ability to comply with laws and regulations and any changes thereto;

•	changes in tax laws or tax rates and our ability to make correct determinations in complex tax regimes;

•	our ability to successfully execute on our strategy for operational efficiency;

•	the failure of third parties performing on our behalf to comply with contract, regulatory or legal requirements;

•	risks associated with the climate change and ability to achieve our sustainability goals;

•	foreign currency volatility;

•	social, geopolitical and economic risks associated with our international operations;

•	risks associated with sociopolitical polarization;

•	restrictions imposed on us by the agreements governing our indebtedness;

•	our amount of indebtedness and its potential adverse impact on our available cash flow and the operation of our business;

•	our ability to incur more indebtedness;

•	our ability to generate sufficient cash flow from operations to service our existing indebtedness;

•	our ability to compete globally, regionally and locally;

•	the seasonality of significant portions of our revenue and cash flow;

•	our exposure to environmental liabilities due to our role as a real estate services provider;

•	the ability of our principal shareholders to exert influence over us;

•	potential price declines resulting from future sales of a large number of our ordinary shares;

•	risks related to our capital allocation strategy including current intentions to not pay cash dividends;

•	risks related to litigation;

•	the fact that the rights of our shareholders differ in certain respects from the rights typically offered to shareholders of a Delaware corporation;

•	the fact that U.S. investors may have difficulty enforcing liabilities against us or be limited in their ability to bring a claim in a judicial forum they find favorable in the event of a dispute; and

•

the possibility that English law and provisions in our articles of association may have anti-takeover effects that could discourage an acquisition of us by others or require shareholder approval for certain capital structure decisions.

The factors identified above should not be construed as an exhaustive list of factors that could affect our future results, and should be read in conjunction with the other cautionary statements that are included in this prospectus. The forward-looking statements made in this prospectus are made only as of the date of this prospectus. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. You should specifically consider the factors identified in this prospectus that could cause actual results to differ before making an investment decision to purchase our ordinary shares. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

USE OF PROCEEDS

Unless otherwise specified in connection with a particular offering of our ordinary shares, we will use the net proceeds from the sale of our ordinary shares offered by this prospectus for general corporate purposes. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of our ordinary shares by any selling shareholders.

SELLING SHAREHOLDERS

We may register our ordinary shares for reoffer or resale by certain selling shareholders. Information about our selling shareholders, when applicable, including their identities, the number of ordinary shares registered and offered on their behalf, their beneficial ownership and their relationship with us will be set forth in a prospectus supplement, in a post-effective amendment or in documents incorporated by reference into this prospectus that we file with the SEC. No selling shareholder shall sell any of our ordinary shares pursuant to this prospectus until we have identified such selling shareholder and the shares being offered for resale by such selling shareholder in a subsequent prospectus supplement or in a post-effective amendment. However, selling shareholders may sell or transfer all or a portion of their ordinary shares pursuant to any available exemption from the registration requirements of the Securities Act. We do not know when or in what amounts the selling shareholders may offer shares for sale under this prospectus and any applicable prospectus supplement. We may pay all or a portion of expenses incurred with respect to the registration of the ordinary shares owned by the selling shareholders, other than underwriting fees, discounts or commissions, which will be borne by the selling shareholders.

PLAN OF DISTRIBUTION

We or the selling shareholders may sell the securities offered through this prospectus and any accompanying prospectus supplement, if required, in any of the following ways: (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents or (4) through a combination of any of these methods. The securities may be distributed at a fixed price or prices, which may be changed; market prices prevailing at the time of sale; prices related to the prevailing market prices; or negotiated prices.

We or the selling shareholders may use any one or more of the following methods when selling securities:

•	underwritten transactions;

•	privately negotiated transactions;

•	sales through the NYSE or on any national securities exchange or quotation service on which the ordinary shares may be listed or quoted at the time of sale;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with selling shareholders to sell a specified number of such ordinary shares at a stipulated price per share;

•

a block trade (which may involve crosses) in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	“at the market” offerings to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	exchange distributions and/or secondary distributions;

•	short sales and delivery of ordinary shares to close out short positions;

•	sales by broker-dealers of ordinary shares that are loaned or pledged to such broker-dealers;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If required, a prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following:

•	the names of any underwriters or agents;

•	the names of any managing underwriter or underwriters;

•	the name or names of any selling shareholders;

•	the purchase price of the ordinary shares;

•	the net proceeds from the sale of the ordinary shares;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial price to the public;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

A selling shareholder that is an entity may elect to make a pro-rata in-kind distribution of our ordinary shares to its members, partners or shareholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such member, partner or shareholder would thereby receive fully tradeable ordinary shares pursuant to the distribution through a registration statement. To the extent that such members, partners or shareholders are affiliates of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit such members, partners or shareholders to use the prospectus to resell our ordinary shares acquired in the distribution.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us or the selling shareholders. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them (other than any securities purchased upon exercise of any option to purchase additional securities). In connection with any offering of ordinary shares pursuant to this prospectus, underwriters may have an option to purchase additional ordinary shares from us or the selling shareholders. We will provide information regarding any such option to purchase additional ordinary shares from us or the selling shareholders in the applicable prospectus supplement. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters, the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and the selling shareholders, as applicable.

If dealers are used in the sale of securities offered through this prospectus, we or the selling shareholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

To our knowledge, there are currently no plans, arrangements or understandings between the selling shareholders and any underwriter, dealer or agent regarding the sale of the shares covered by this prospectus by such selling shareholders. If any selling shareholder notifies us that a material arrangement has been entered into with an underwriter, dealer or other agent for the sale of shares through a block trade, special offering or secondary distribution, we may be required to file a prospectus supplement pursuant to applicable SEC rules promulgated under the Securities Act.

Direct Sales and Sales Through Agents

We or the selling shareholders may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. Any required prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by the selling stockholders. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling shareholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

Delayed Delivery Contracts

If the prospectus supplement indicates, we or the selling shareholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

At-the-Market Offerings

We or the selling shareholders may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4), to the extent applicable. To the extent that we or the selling shareholders make sales through one or more underwriters or agents in at-the-market offerings, such sales will be made pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us or the selling shareholders, on one hand, and the underwriters or agents, on the other. If we or the selling shareholders engage in at-the-market sales pursuant to any such agreement, securities will be sold through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we or the selling shareholders may sell securities on a daily basis in exchange transactions or otherwise as agreed with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Pursuant to the terms of the agreement, we or the selling shareholders may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of ordinary shares or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus or prospectus supplement.

Market Making, Stabilization and Other Transactions

Any underwriter may over-allot or engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Over-allotment or short sales involve sales by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The Company, selling shareholders, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of securities. In order to facilitate these derivative transactions, we or the selling shareholders may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

In addition, the selling shareholders may enter into hedging transactions with dealers which may engage in short sales of our ordinary shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also sell our ordinary shares short and deliver our ordinary shares to close out such short position. The selling shareholders may also enter into option or other transactions with dealers that require the delivery by such dealers of our ordinary shares, which securities may be resold pursuant to this prospectus or any applicable prospectus supplement.

Electronic Auctions

We or the selling shareholders may also make sales through the Internet or through other electronic means. Since we or the selling shareholders may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us or the selling shareholders, as applicable, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters and dealers may be entitled, under agreements entered into with us or the selling shareholders, to indemnification by us or the selling shareholders against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may engage in transactions with or perform services for us in the ordinary course of their businesses.

The selling shareholders and any agents, underwriters or dealers that are involved in selling our ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such agents, underwriters or dealers and any profit on the resale of our ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

There can be no assurance that we or any selling shareholder will sell any or all of the ordinary shares permitted to be registered pursuant to the registration statement of which this prospectus forms a part. We or the selling shareholders may also sell shares under applicable exemptions under the Securities Act, rather than pursuant to the registration statement of which this prospectus forms a part. If sold under the registration statement of which this prospectus forms a part, the securities will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SHARE CAPITAL

The following is a description of our share capital and a summary of the material terms of our articles of association. This summary does not purport to give a complete overview and may not contain all of the information that is important to you. To understand them fully, you should read our articles of association, a copy of which is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and the applicable provisions of the U.K. Companies Act 2006 as in force from time to time. The summary below also contains certain information regarding the manner in which existing shares in Cushman & Wakefield plc are held.

Under our articles of association, our authorized share capital consists of 800,000,000 ordinary shares. As of May 17, 2024, we had 229,158,020 ordinary shares issued and outstanding. As of May 17, 2024, we also had outstanding time-based options to purchase 486,257 of our ordinary shares, at a weighted average exercise price of $13.57 per share. We also have 697,967 outstanding performance-based options that vest based on a multiple of the price at which TPG, PAG Asia Capital and the Ontario Teachers’ Pension Plan Board invested and outstanding share-settled restricted stock units to receive up to 14,097,665 of our ordinary shares.

As of May 17, 2024, we had two holders of record of our ordinary shares. As of May 17, 2024, 10,786,571 of our ordinary shares were held as depositary receipts through nominee arrangements, as described further under “Depositary Receipt Arrangements,” and the remainder of our ordinary shares were held by Cede & Co., as nominee for The Depository Trust Company (“DTC”).

Ordinary Shares

Dividend Rights

Subject to preferences that may apply to preferred ordinary shares outstanding at the time, holders of outstanding ordinary shares will be entitled to receive dividends out of profits legally available for that purpose (as stated in its accounts that are deemed to be relevant accounts for the purposes of the U.K. Companies Act 2006) at the times and in the amounts as our board of directors may determine from time to time. In addition, the Company may only make a distribution if the amount of its net assets is not less than the aggregate of its called-up share capital and undistributable reserves, and if, and to the extent that, the distribution does not reduce the amount of those assets to less than such aggregate amount.

The articles of association permit the Company, by passing an ordinary resolution, to declare dividends. A declaration must not be made unless the directors have first made a recommendation as to the amount of the dividend. The dividend must not exceed that amount. In addition, the directors may decide to pay interim dividends.

All dividends are declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid. Any dividend unclaimed after a period of 12 years from the date of declaration of such dividend shall be forfeited and shall revert to us. In addition, the payment by our board of directors of any unclaimed dividend, interest or other sum payable on or in respect of an ordinary share into a separate account shall not constitute us as a trustee in respect thereof.

Voting Rights

Each outstanding ordinary share will be entitled to one vote on all matters submitted to a vote of shareholders. Holders of ordinary shares shall have no cumulative voting rights. None of our shareholders will be entitled to vote at any general meeting or at any separate class meeting in respect of any share unless all calls or other sums payable in respect of that share have been paid. The directors may from time to time make calls on shareholders in respect of any amounts unpaid on their shares, whether in respect of nominal value of the shares or by way of premium. Shareholders are required to pay called amounts on shares subject to receiving at least 14 clear days’ notice specifying the time and place for payment. If a shareholder fails to pay any part of a call, the directors may serve further notice naming another day not being less than 14 clear days from the date of the further notice requiring payment and stating that in the event of non-payment the shares in respect of which the call was made will be liable to be forfeited. Subsequent forfeiture requires a resolution by the directors.

Preemptive Rights

There are no rights of preemption under our articles of association in respect of transfers of issued ordinary shares. In certain circumstances, our shareholders may have statutory pre-emption rights under the U.K. Companies Act 2006 in respect of the allotment of new shares as described in “—Differences in Corporate Law—Preemptive rights.” These statutory pre-emption rights would require us to offer new shares for allotment to existing shareholders on a pro rata basis before allotting them to other persons. In such circumstances, the procedure for the exercise of such statutory pre-emption rights would be set out in the documentation by which such ordinary shares would be offered to our shareholders. These statutory pre-emption rights may be disapplied only by way of a special resolution or under the articles of association. Such authority can only be granted, from time to time, for a specified period (not longer than five years). At our 2023 annual general meeting of shareholders, we obtained authority from our shareholders to disapply statutory pre-emption rights for a period of five years from May 11, 2023. This authorization is subject to renewal on expiration but a new authorization may be sought sooner for an additional five-year term or any shorter period.

Conversion or Redemption Rights

Our ordinary shares are neither convertible nor redeemable.

Liquidation Rights

Holders of ordinary shares are entitled to participate in any distribution of assets upon a liquidation after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred ordinary shares then outstanding.

Variation of Rights

The rights or privileges attached to any class of shares may (unless otherwise provided by the terms of the issue of the shares of that class) be varied or abrogated by a special resolution passed at a general meeting of the shareholders of that class.

Capital Calls

Our board of directors has the authority to make calls upon the shareholders in respect of any money unpaid on their shares and each shareholder shall pay to us as required by such notice the amount called on its shares. If a call remains unpaid after it has become due and payable, and the 14 days’ notice provided by our board of directors has not been complied with, any share in respect of which such notice was given may be forfeited by a resolution of our board of directors. None of our ordinary shares to be sold in this offering will be subject to a capital call.

Transfer of Shares

Our share register is maintained by our transfer agent, Computershare Trust Company, N.A. Registration in this share register is determinative of share ownership. A shareholder who holds our shares through DTC is not the holder of record of such shares. Instead, the depositary (for example, Cede & Co., as nominee for DTC) or other nominee is the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares through DTC to a person who also holds such shares through DTC will not be registered in our official share register, as the depositary or other nominee will remain the record holder of such shares. The directors may decline to register a transfer of a share that is:

•	not fully paid or on which we have a lien;

•	not lodged duly stamped at our registered office or at such other place as the directors may appoint, except where uncertificated shares are transferred without a written instrument;

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not accompanied by the certificate of the share to which it relates or such other evidence reasonably required by the directors to show the right of the transferor to make the transfer, except where a certificate has not been issued;

•	in respect of more than one class of share; or

•	in the case of a transfer to joint holders of a share, the number of joint holders to whom the share is to be transferred exceeds four.

Limitations on Ownership

Under English law and our articles of association, there are no limitations on the right of non-residents of the United Kingdom or owners who are not citizens of the United Kingdom to hold or vote our ordinary shares.

Listing

Our ordinary shares are listed on the NYSE under the trading symbol “CWK.”

Preferred Ordinary Shares

Our board of directors may, from time to time, following an ordinary resolution of the ordinary shareholders granting authority to the directors to allot shares and special resolution of the ordinary shareholders to amend the articles of association (and disapply pre-emption rights, if not already disapplied), direct the issuance of preferred ordinary shares in series and may, at the time of issuance, determine the designations, powers, preferences, privileges, and relative participating, optional or special rights as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the ordinary shares. Satisfaction of any dividend preferences of outstanding preferred ordinary shares would reduce the amount of funds available for the payment of dividends on ordinary shares. Holders of preferred ordinary shares may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of ordinary shares. As of the date of this offering, there are no preferred ordinary shares outstanding, and we have no present intention to issue any preferred ordinary shares.

Articles of Association and English Law Considerations

Directors

Number. Unless and until we, in a general meeting of our shareholders, otherwise determine, the number of directors shall not be more than eleven and shall not be less than five.

Borrowing powers. Under our directors’ general power to manage our business, our directors may exercise all the powers of the Company to borrow money and to mortgage or charge our undertaking, property and uncalled capital or parts thereof and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Directors’ interests and restrictions.

(a)

Our board of directors may, in accordance with our articles of association and the requirements of the U.K. Companies Act 2006, authorize a matter proposed to us that would, if not authorized, involve a breach by a director of his duty under section 175 of the U.K. Companies Act 2006 to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with our interests. A director is not required, by reason of being a director, to account to the Company for any remuneration or other benefit that he or she derives from a relationship involving a conflict of interest or possible conflict of interest which has been authorized by our board of directors.

(b)

Provided that he or she has disclosed to the directors the nature and extent of any material interest, a director may be a party to, or otherwise interested in, any transaction, contract or arrangement with us and he or she may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in any body corporate promoted by the Company or in which the Company is otherwise interested and that director shall not, by reason of his or her office, be accountable to the Company for any benefit that he or she derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate; and no such transaction or arrangement shall be required to be avoided because of any such interest or benefit.

(c)

A director shall not vote at a meeting of the directors in respect of any contract or arrangement or any other proposal whatsoever in which he or she has an interest that (together with any person connected with him or her within the meaning of section 252 of the U.K. Companies Act 2006) is to his or her knowledge a material interest, other than (i) an interest in shares or debentures or other securities of the Company, (ii) where permitted by the terms of any authorization of a conflict of interest or by an ordinary resolution or (iii) in the circumstances set out in paragraph (d) below, and shall not be counted in the quorum at a meeting with respect to any resolution on which he or she is not entitled to vote.

(d)

A director shall (in the absence of some material interest other than those indicated below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters:

(i)	the giving of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or her at the request of or for the benefit of us or any of our subsidiaries;

(ii)

the giving of any guarantee, security or indemnity in respect of a debt or obligation of ours or any of our subsidiaries for which he or she has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security;

(iii)

any proposal concerning an offer of shares or debentures or other securities of or by us or any of our subsidiaries for subscription or purchase or exchange in which offer he or she is or will be interested as a participant in the underwriting or sub-underwriting of such offer;

(iv)

any proposal concerning any other company in which he or she is interested, directly or indirectly and whether as an officer or shareholder or otherwise, provided that he or she (together with persons connected with him or her) does not to his or her knowledge hold an interest in shares representing one percent or more of the issued shares of any class of such company (or of any third company through which his or her interest is derived) or of the voting rights available to shareholders of the relevant company;

(v)

any proposal concerning the adoption, modification or operation of a pension, superannuation fund or retirement, death or disability benefits scheme or an employees’ share scheme under which he or she may benefit and which relates to our employees and/or directors and does not accord to such director any privilege or benefit not generally accorded to the persons to whom such scheme relates;

(vi)	any proposal under which he or she may benefit concerning the giving of indemnities to our directors or other officers which the directors are empowered to give under our articles of association;

(vii)

any proposal under which he or she may benefit concerning the purchase, funding and/or maintenance of insurance for any of our directors or other officers that the directors are empowered to purchase, fund or maintain under our articles of association; and

(viii)	any proposal under which he or she may benefit concerning the provision to directors of funds to meet expenditures in defending proceedings.

(e)

Where proposals are under consideration to appoint two or more directors to offices or employment with us or with any company in which we are interested or to fix or vary the terms of such appointments, such proposals may be divided and considered in relation to each director separately and in such case each of the directors concerned (if not prohibited from voting under paragraph (d)(iv) above) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his or her own appointment.

(f)

If any question shall arise at any meeting as to the materiality of a director’s interest or as to the entitlement of any director to vote and such question is not resolved by his agreeing voluntarily to abstain from voting, such question shall be referred to the chairman of the meeting and his or her ruling in relation to any director shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been disclosed fairly.

Remuneration.

(a)

Each of the directors may (in addition to any amounts payable under paragraph (b) and (c) below or under any other provision of our articles of association) be paid out of the funds of the Company such fees as the directors may from time to time determine.

(b)

Any director who is appointed to hold any employment or executive office with us or who, at our request, goes or resides abroad for any of our purposes or who otherwise performs services that in the opinion of the directors are outside the scope of his or her ordinary duties may be paid such additional remuneration (whether by way of salary, commission, participation in profits or otherwise) as the directors (or any duly authorized committee of the directors) may determine either in addition to or in lieu of any other remuneration.

(c)

Each director may be paid his or her reasonable travelling expenses (including hotel and incidental expenses) of attending and returning from meetings of the directors or committees of the directors or general meetings or any separate meeting of the holders of any class of our shares or any other meeting that as a director he or she is entitled to attend and shall be paid all expenses properly and reasonably incurred by him or her in the conduct of the Company’s business or in the discharge of his or her duties as a director.

Pensions and other benefits. The directors may exercise all the powers of the Company to provide benefits, either by the payment of gratuities or pensions or by insurance or in any other manner whether similar to the foregoing or not, for any director or former director, or any person who is or was at any time employed by, or held an executive or other office or place of profit in, the Company or any body corporate that is or has been a subsidiary of the Company or a predecessor of the business of the Company or of any such subsidiary and for the families and persons who are or was a dependent of any such persons and for the purpose of providing any such benefits contribute to any scheme trust or fund or pay any premiums.

Appointment and retirement of directors

(a)

The directors shall have power to appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director so long as the total number of directors shall not exceed eleven.

(b)

We may by ordinary resolution elect any person who is willing to act as a director either to fill a vacancy or as an addition to the existing directors or to replace a director removed from office under our articles of association so long as the total number of directors does not at any time exceed eleven.

(c)

Our articles of association provide that our board of directors will be divided into three classes of directors, with the classes as nearly equal in number as possible. As a result, approximately one-third of our board of directors shall retire and shall (unless his or her terms of appointment with the Company specify otherwise) be eligible for re-election at the annual general meeting held in each year.

(d)

The directors to retire by rotation pursuant to paragraph (c) above shall also include (so far as necessary to obtain the minimum number required) any relevant director who wishes to retire and not be re-elected.

(e)

At the meeting at which a director retires under any provision of our articles of association, we may by ordinary resolution fill the vacated office by appointing a person to it, and in default the retiring director shall be deemed to have been re-appointed except where:

(i)	that director has given notice to us that he or she is unwilling to be elected; or

(ii)	at such meeting it is expressly resolved not to fill such vacated office or a resolution for the reappointment of such director shall have been put to the meeting and not passed.

(f)	In the event of the vacancy not being filled at such meeting, it may be filled by the directors as a vacancy in accordance with sub-paragraph (a) above.

(g)

In filling any vacancy, the new director’s appointment will be in the same class as the retiring director, and such new director shall retire from office at the annual general meeting in the same year as the director he or she is replacing would have retired. If any additional directors are appointed, the board shall as part of any such appointment specify in which year such director will be eligible for re-election, keeping each class of directors as close to one-third of the total number of directors as possible.

(h)

The retirement of a director pursuant to paragraphs (c) and (d) shall not have effect until the conclusion of the relevant meeting except where a resolution is passed to elect some other person in the place of the retiring director or a resolution for his re-election is put to the meeting and not passed and accordingly a retiring director who is re-elected or deemed to have been re-elected will continue in office without break.

Removal of directors. Under the U.K. Companies Act 2006 and our articles of association, directors can be removed from office at any time by ordinary resolution or by a majority vote of the board of directors before the expiration of his or her term with or without cause.

Indemnity of directors. Under our articles of association, each of our directors is entitled to be indemnified by us against all costs, charges, losses, expenses and liabilities incurred by such director or officer in the execution and discharge of his or her duties or in relation to those duties to the fullest extent permissible under the U.K. Companies Act 2006. The U.K. Companies Act 2006 renders void an indemnity for a director against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director, as described in “—Differences in Corporate Law—Liability of Directors and Officers.”

Shareholder rights plan

The articles of association provide our board of directors with the power to establish a rights plan and to grant rights to subscribe for ordinary shares in the Company and/or depositary receipts, certificates, instruments or other documents of title representing such ordinary shares (the “depositary interests”) pursuant to a rights plan where, in the opinion of our board of directors, acting in good faith, in the context of an acquisition or potential acquisition of 15% or more of the issued voting shares of the Company, to do so would improve the likelihood that:

(a)	any process which may result in an acquisition or change of control of the Company is conducted in an orderly manner;

(b)	an optimum price is achieved for the ordinary shares or depositary interests;

(c)	the board of directors would have time to gather relevant information or pursue appropriate strategies;

(d)	the success of the Company would be promoted for the benefit of its members as a whole;

(e)	the long term interests of the Company, its members and business would be safeguarded; and/or

(f)	the Company would not suffer serious economic harm.

The articles of association further provide that our board of directors may, in accordance with the terms of a rights plan, determine to (i) allot ordinary shares pursuant to the exercise of rights or (ii) exchange rights for ordinary shares or depositary interests, where in the opinion of our board of directors acting in good faith, in the context of an acquisition or potential acquisition of 15% or more of the issued voting shares of the Company, to do so would improve the likelihood of any or all of the factors mentioned in clauses (a) through (f) above.

These measures are included in the articles of association as the U.K. City Code on Takeovers and Mergers (the “Takeover Code”) is not expected to apply to the Company and these measures are included commonly in the constitutions of U.S. companies. These provisions will apply for so long as the Company is not subject to the Takeover Code.

Shareholders’ meetings

Annual general meetings. Each year, we will hold a general meeting of our shareholders in addition to any other meetings in that year, and will specify the meeting as such in the notice convening it. The annual general meeting will be held within six months from the day following the end of our fiscal year at such time and place as the directors may appoint.

Calling of general meetings. The arrangements for the calling of general meetings are described in “—Differences in Corporate Law—Notice of General Meetings.”

Quorum of meetings. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the appointment of a chairman, which appointment shall not be treated as part of the business of a meeting. Shareholders who together represent at least a majority of the voting rights of all of the shareholders entitled to vote at a meeting shall constitute a quorum for all purposes.

Shareholder proposals

The articles of association impose requirements on the content of any shareholder notice to either: (i) request a general meeting for the purposes of proposing a resolution; or (ii) propose a resolution for a general meeting. The provisions require the notice to include (without limitation) matters relating to the identity of the relevant shareholder(s) and certain associated persons (including those acting in concert), and their respective interests in the Company. Additionally, the articles of association impose further requirements as to when such notices must be delivered. The provisions require (broadly, and subject to limited exceptions) the notices to be delivered to the company no earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the anniversary of the previous year’s annual general meeting. If these additional content and timing requirements are not complied with, then the relevant shareholder(s) who gave the notice, shall not be entitled to vote their shares (either in person or by proxy) at a general meeting in respect of the matters which are the subject of such notice.

Choice of forum/Governing law

The rights of holders of our ordinary shares are governed by the laws of England and Wales.

Our articles of association provide that the courts of England and Wales will be the exclusive forum for resolving all shareholder complaints other than shareholder complaints asserting a cause of action arising under the Securities Act, for which the U.S. federal district courts will be the exclusive forum. As a company incorporated under the laws of England and Wales, the choice of the courts of England and Wales as our exclusive forum for resolving all shareholder complaints, other than complaints arising under the Securities Act, allows us to more efficiently and affordably respond to such actions, and provides consistency in the application of the laws of England and Wales to such actions. Similarly, we have selected the U.S. federal district courts as our exclusive forum for resolving shareholder complaints arising under the Securities Act in order to more efficiently and affordably respond to such claims. This choice of forum also provides both us and our shareholders with a forum that is familiar with and regularly reviews cases involving U.S. securities law. Any person or entity purchasing or otherwise acquiring any interest in our ordinary shares will be deemed to have notice of and consented to the provisions of our articles of association, including the exclusive forum provision. However, it is possible that a court could find our forum selection provision to be inapplicable or unenforceable.

Mandatory offers

Although the Company is not subject to the Takeover Code, our board of directors recognizes the importance of the mandatory offer provisions and certain other Takeover Code protections afforded to shareholders of companies that are mandatorily subject to the Takeover Code. Our articles of association include similar protections. These provisions are summarized below and seek to regulate certain acquisitions of interests in the ordinary shares of the Company but do in some respects differ from the terms of the analogous protection under the Takeover Code. These provisions do not, however, provide all of the protections provided by the Takeover Code as our board of directors does not believe all provisions of the Takeover Code would be of benefit to the Company’s shareholders.

Under the applicable provisions of the articles of association, which are intended to be similar to Rule 9 of the Takeover Code (except as described below), a person must not:

(a)

whether by a series of transactions over a period of time or not, acquire an interest in ordinary shares which (taken together with ordinary shares in which persons determined by our board of directors to be acting in concert with him or her are interested) carry 30 percent or more of the voting rights of the Company; or

(b)

while he or she (together with persons determined by our board of directors to be acting in concert with him or her) is interested in ordinary shares which in aggregate carry not less than 30 percent but not more than 50 percent of the voting rights of the Company, acquire, whether by himself or herself or with persons determined by our board of directors to be acting in concert with him or her, an interest in any other ordinary shares that (taken together with any interests in ordinary shares held by persons determined by the board of directors to be acting in concert with him or her), increases the percentage of ordinary shares carrying voting rights in which he or she is interested, except, in either case:

(i)	with the advance consent of our board of directors or pursuant to an offer that is recommended by our board of directors;

(ii)

where the acquisition is made as a result of a voluntary offer made and implemented, save to the extent that our board of directors determines otherwise, for all of the issued and outstanding ordinary shares of the Company, that is in cash (or accompanied by a cash alternative), that is at a price not less than the highest price at which the acquirer (or any person acting in concert with him or her) has acquired or been issued shares in the 12-month period prior to such offer being made, with the offer being open for acceptances for at least 14 days after such offer becomes or is declared unconditional as to acceptances, and otherwise in accordance with the Takeover Code (as if the Takeover Code applied to the Company);

(iii)	where the acquisition is made pursuant to a single transaction which causes a breach of either limit described in (a) or (b) above (otherwise than as a result of an offer) and the acquirer makes and implements a mandatory offer to all other shareholders of the Company on the basis described below (provided that, subject to certain exceptions, no further acquisitions are made by the acquirer other than pursuant to such a mandatory offer);

(iv)	an acquisition previously approved in general meeting by the shareholders of the Company who are independent of the acquirer and its concert parties; or

(v)

there is an increase in the percentage of the voting rights attributable to an interest in ordinary shares held by a person or by persons determined by our board of directors to be acting in concert with him or her and such an increase would constitute a breach of either limit described in (a) or (b) above where such increase results from the Company redeeming or purchasing its own ordinary shares or interests in ordinary shares.

Where a mandatory offer is required under the articles of association for the acquirer to avail itself of the exception in (3) above, such mandatory offer must be made and implemented in accordance with the rules applicable to mandatory offers under the Takeover Code (as if the Takeover Code applied to the Company). In particular, it must be unconditional (other than as to acceptances), be in cash (or accompanied by a cash alternative) and be at the highest price paid by such person required to make the mandatory offer (or any other person acting in concert with such person) for any interest in ordinary shares in the Company during the previous 12 months. Such a mandatory offer must be made within seven days of breaching either limit described in (a) or (b) above, which is a shorter time period than would normally apply under the analogous provisions of the Takeover Code.

The exemption from breaching either limit described in (a) or (b) (as described in (ii) above) is narrower than the analogous exemption in the Takeover Code because under the Takeover Code acquisitions pursuant to non-cash and partial offers may also be exempt. This potentially provides our board of directors with greater power to defend a hostile non-cash or partial tender offer than would otherwise be available under the Takeover Code.

As set out in Article 131 of the articles of association, our board of directors has various powers (the exercise of which are subject to their fiduciary duties) to enforce these provisions (including disenfranchisement (as regards voting and entitlement to distributions) and refusal to register the transfer of ordinary shares).

Our board of directors has the full authority to determine the application of these provisions in the articles of association, including the deemed application of any relevant parts of the Takeover Code and such authority includes all the discretion that the Takeover Panel would exercise if the Takeover Code applied to the Company. Our board of directors is not required to give any reason for any decision or determination it makes.

Other English law considerations

Mandatory purchases and acquisitions. Pursuant to sections 979 to 991 of the U.K. Companies Act 2006, where a takeover offer has been made for us and the offeror has acquired or unconditionally contracted to acquire not less than 90% of the voting rights carried by the shares to which the offer relates, the offeror may give notice to the holder of any shares to which the offer relates that the offeror has not acquired or unconditionally contracted to acquire that it desires to acquire those shares on the same terms as the general offer.

Disclosure of interest in shares. Pursuant to Part 22 of the U.K. Companies Act 2006 and our articles of association, we are empowered by notice in writing to require any person whom we know to be, or have reasonable cause to believe to be, interested in our shares, or at any time during the three years immediately preceding the date on which the notice is issued has been so interested, within a reasonable time to disclose to us the details of that person’s interest and (so far as is within such person’s knowledge) details of any other interest that subsists or subsisted in those shares. Under our articles of association, if a person defaults in supplying us with the required details in relation to the shares in question, or “Default Shares,” a court may order that:

(a)	in respect of the Default Shares, the relevant member shall not be entitled to vote or exercise any other right conferred by membership in relation to general meetings; and/or

(b)

where the Default Shares represent at least 0.25% of their class, (i) any dividend or other money payable in respect of the Default Shares shall be retained by us without liability to pay interest, and/or (ii) no transfers by the relevant person of shares other than approved transfers may be registered (unless such person is not in default and the transfer does not relate to Default Shares), and/or (iii) any shares held by the relevant person in uncertificated form shall be converted into certificated form.

Purchase of own shares. Subject to certain limited exceptions, under the U.K. Companies Act 2006, a public limited company may purchase its own shares only out of the distributable profits of the company or the proceeds of a new issue of shares made for the purpose of financing the purchase. A limited company may not purchase its own shares if as a result of the purchase there would no longer be any issued shares of the company other than redeemable shares or shares held as treasury shares. Subject to the foregoing, because NYSE is not a “recognized investment exchange” under the U.K. Financial Services and Markets Act 2000, we may, subject to certain limited exceptions, purchase our own fully paid shares only pursuant to a purchase contract authorized by ordinary resolution of the holders of our ordinary shares before the purchase takes place. Any authority will not be effective if any shareholder from whom we propose to purchase shares votes on the resolution and the resolution would not have been passed if such shareholder had not done so. The resolution authorizing the purchase must specify a date, not being later than five years after the passing of the resolution, on which the authority to purchase is to expire. On September 21, 2022, our shareholders approved a share repurchase program in an amount not to exceed $300 million. Under the share repurchase program, we are authorized to repurchase, on a discretionary basis and from time-to-time, our ordinary shares in the open market. The timing and amount of any share repurchases will be determined at the discretion of our board of directors and management team based upon general market and economic conditions, the trading price of our ordinary shares, our financial performance and liquidity, alternative uses of capital and other factors. A share buy-back by us of our ordinary shares will also give rise to U.K. stamp duty at the rate of 0.5% of the amount or value of the consideration payable by us, and such stamp duty will be paid by us. It is also possible, although not certain, that a share buy-back could be subject to an excise tax under the U.S. Inflation Reduction Act of 2022.

Differences in Corporate Law

Certain provisions of the U.K. Companies Act 2006 differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of the U.K. Companies Act 2006 that will be applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and English law.

	England and Wales	Delaware
Number of directors	Under the U.K. Companies Act 2006, a public limited company must have at least two directors and the number of directors may be fixed by or in the manner provided in a company’s articles of association. Our articles of association provide that the maximum number of directors is 11.	Under Delaware law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws.

Removal of directors	Under the U.K. Companies Act 2006, shareholders may remove a director without cause by an ordinary resolution (which is passed by a simple majority of	Under Delaware law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a

	England and Wales	Delaware
	those voting in person or by proxy at a general meeting) irrespective of any provisions of any service contract the director has with the company, provided that 28 clear days’ notice of the resolution is given to the company and certain other procedural requirements under the U.K. Companies Act 2006 are followed (such as allowing the director to make representations against his or her removal either at the meeting or in writing).	majority shareholder vote, though in the case of a corporation whose board is classified, shareholders may effect such removal only for cause.

Vacancies on the board of directors	Under English law, the procedure by which directors (other than a company’s initial directors) are appointed is generally set out in a company’s articles of association, provided that where two or more persons are appointed as directors of a public limited company by resolution of the shareholders, resolutions appointing each director must be voted on individually.	Under Delaware law, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors.

Annual general meeting	Under the U.K. Companies Act 2006, a public limited company must hold an annual general meeting in each six-month period from the day following the company’s annual accounting reference date.	Under Delaware law, the annual meeting of shareholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws.

General meeting

Under the U.K. Companies Act 2006, a general meeting of the shareholders of a public limited company may be called by the directors.

Shareholders holding at least 5% of the paid-up capital of the company carrying voting rights at general meetings can require the directors to call a general meeting.

Under Delaware law, special meetings of the shareholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.

Notice of general meetings	Under the U.K. Companies Act 2006, not less than 21 clear days’ notice (i.e. 21 days, including weekdays, weekends and holidays,	Under Delaware law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any

	England and Wales	Delaware
	but excluding the date on which notice is given and the date of the meeting itself) must be given for an annual general meeting and any resolutions to be proposed at the meeting. Subject to a company’s articles of association providing for a longer period, at least 14 clear days’ notice is required for any other general meeting. In addition, certain matters (such as the removal of directors or auditors) require special notice, which is 28 clear days’ notice to the Company. The shareholders of a company may in all cases consent to a shorter notice period, the proportion of shareholders’ consent required being 100% of those entitled to attend and vote in the case of an annual general meeting and, in the case of any other general meeting, a majority in number of the members having a right to attend and vote at the meeting, being a majority who together hold not less than 95% in nominal value of the shares giving a right to attend and vote at the meeting.	meeting of the shareholders must be given to each shareholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour and purpose or purposes of the meeting.

Proxy	Under the U.K. Companies Act 2006, at any meeting of shareholders, a shareholder may designate another person to attend, speak and vote at the meeting on their behalf by proxy.	Under Delaware law, at any meeting of shareholders, a shareholder may designate another person to act for such shareholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Preemptive rights	Under the U.K. Companies Act 2006, equity securities proposed to be allotted for cash must be offered first to the existing equity shareholders in the company in proportion to the respective nominal value of their holdings, unless an exception applies or a special resolution to the contrary has been passed by shareholders in a general meeting or the articles of	Under Delaware law, unless otherwise provided in a corporation’s certificate of incorporation, a shareholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock.

	England and Wales	Delaware
association provide otherwise, in each case in accordance with the provisions of the Companies Act 2006. Such authority can only be granted from time to time, for a specified period (not longer than five years).

Authority to allot	Under the U.K. Companies Act 2006, the directors of a public limited company must not allot shares in the company or grant rights to subscribe for or convert any security into shares in the company unless they are authorized to do so by the company’s articles of association or by an ordinary resolution of the company’s shareholders, and in each case only in accordance with the provisions of the U.K. Companies Act 2006.	Under Delaware law, if the corporation’s charter or certificate of incorporation so provides, the board of directors has the power to authorize the issuance of stock. The board may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation or any combination thereof. It may determine the amount of such consideration by approving a formula. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration is conclusive.

Liability of directors and officers	Under the U.K. Companies Act 2006, any provision (whether contained in a company’s articles of association or any contract or otherwise) that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the U.K. Companies Act 2006, which provides exceptions for a

Under Delaware law, a corporation’s certificate of incorporation may include a provision eliminating or limiting the personal liability of a director to the corporation and its shareholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•  any breach of the director’s duty of loyalty to the corporation or its shareholders;

•  acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•  intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

	England and Wales	Delaware
	company to (a) purchase and maintain insurance against such liability; (b) provide a “qualifying third party indemnity” (being an indemnity against liability incurred by the director to a person other than the company or an associated company as long as he or she is successful in defending the claim or criminal proceedings); and (c) provide a “qualifying pension scheme indemnity” (being an indemnity against liability incurred in connection with the company’s activities as trustee of an occupational pension plan).	• any transaction from which the director derives an improper personal benefit.

Voting rights

Under English law, unless a poll is demanded by the shareholders of a company or is required by the chairman of the meeting or the company’s articles of association, shareholders shall vote on all resolutions on a show of hands. Under the U.K. Companies Act 2006, a poll may be demanded by (a) not fewer than five shareholders having the right to vote on the resolution; (b) any shareholder(s) representing at least 10% of the total voting rights of all the shareholders having the right to vote on the resolution; or (c) any shareholder(s) holding shares in the company conferring a right to vote on the resolution (being shares on which an aggregate sum has been paid up equal to not less than 10% of the total sum paid up on all the shares conferring that right). A company’s articles of association may provide more extensive rights for shareholders to call a poll.

Under English law, an ordinary resolution is passed on a show of hands if it is approved by a simple majority (more than 50%) of the votes cast by shareholders present (in person or by proxy) and entitled to vote.

Delaware law provides that, unless otherwise provided in the certificate of incorporation, each shareholder is entitled to one vote for each share of capital stock held by such shareholder.

	England and Wales	Delaware

If a poll is demanded, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

On a show of hands, special resolutions require the affirmative vote of not less than 75% of the votes cast by shareholders present (in person or by proxy) at the meeting. If a poll is demanded, a special resolution is passed if it is approved by holders representing not less than 75% of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

Shareholder vote on certain transactions

The U.K. Companies Act 2006 provides for schemes of arrangement, which are arrangements or compromises between a company and any class of shareholders or creditors and used in certain types of restructurings, amalgamations, capital reorganizations or takeovers.

These arrangements require the approval at a shareholders’ or creditors’ meeting convened by order of the court, of a majority in number of shareholders or creditors representing 75% in value of the capital held by, or debt owed to, the class of shareholders or creditors, or class thereof present and voting, either in person or by proxy, and the approval of the court.

Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires the approval of the board of directors and approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter

Standard of conduct for directors	Under English law, a director owes various statutory and fiduciary duties to the company, including:	Delaware law does not contain specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts

	England and Wales	Delaware

•  to act in the way he or she considers, in good faith, would be most likely to promote the success of the company for the benefit of its members as a whole;

•  to avoid a situation in which he or she has, or can have, a direct or indirect interest that conflicts, or possibly conflicts, with the interests of the company;

•  to act in accordance with the company’s constitution and only exercise his or her powers for the purposes for which they are conferred;

•  to exercise independent judgment;

•  to exercise reasonable care, skill and diligence;

•  not to accept benefits from a third party conferred by reason of his or her being a director or doing (or not doing) anything as a director; and

•  a duty to declare any interest that he or she has, whether directly or indirectly, in a proposed or existing transaction or arrangement with the company.

of the State of Delaware. In general, directors have a duty to act without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the shareholders.

Shareholder litigation

Under English law, generally, the company, rather than its shareholders, is the proper claimant in an action in respect of a wrong done to the company or where there is an irregularity in the company’s internal management.

Notwithstanding this general position, the U.K. Companies Act 2006 provides that (i) a court may allow a shareholder to bring a derivative claim (that is, an action in respect of and on behalf of the

Under Delaware law, a shareholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

•  state that the plaintiff was a shareholder at the time of the transaction of which the plaintiff complains or that the plaintiffs shares thereafter devolved on the plaintiff by operation of law; and

England and Wales	Delaware
company) in respect of a cause of action arising from a director’s negligence, default, breach of duty or breach of trust and (ii) a shareholder may bring a claim for a court order where the company’s affairs have been or are being conducted in a manner that is unfairly prejudicial to some of its shareholders.

•  allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors and the reasons for the plaintiff’s failure to obtain the action; or

•  state the reasons for not making the effort.

Additionally, the plaintiff must remain a shareholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

U.K. City Code on Takeovers and Mergers

If at the time of a takeover offer the Takeover Panel determines that we have our place of central management and control in the United Kingdom, we would be subject to the Takeover Code, which is issued and administered by the Takeover Panel. The Takeover Code provides a framework within which takeovers of companies subject to it are conducted. In particular, the Takeover Code contains certain rules in respect of mandatory offers. Under Rule 9 of the Takeover Code, if a person:

(a)

acquires an interest in our shares which, when taken together with shares in which such person or persons acting in concert with such person are interested, carries 30% or more of the voting rights of our shares; or

(b)

who, together with persons acting in concert with such person, is interested in shares that in the aggregate carry not less than 30% and not more than 50% of the voting rights in the company, acquires additional interests in shares that increase the percentage of shares carrying voting rights in which that person is interested, the acquirer and, depending on the circumstances, its concert parties, would be required (except with the consent of the Takeover Panel) to make a cash offer for our outstanding shares at a price not less than the highest price paid for any interests in the shares by the acquirer or its concert parties during the previous 12 months.

It is not currently expected that we would have our place of central management and control in the United Kingdom.

Exchange Controls

There are no laws, decrees, regulations or other legislation in the United Kingdom that may affect the import or export of capital, including the availability of cash and cash equivalents for use by us, or that may affect the remittance of dividends, interest or other payments by us to non-resident holders of our ordinary shares, other than withholding tax requirements. There is no limitation imposed by English law or our articles of association on the right of non-residents to hold or vote shares.

Depositary Receipt Arrangements

As of May 17, 2024, approximately 4.7% of our outstanding ordinary shares were held through depositary receipts. The depositary receipts arrangement was established prior to our IPO because transfer restrictions on certain Cushman & Wakefield Limited ordinary shares prevented those ordinary shares from being issued directly into DTC at the time of our IPO. Instead, depositary receipts were issued by Computershare Trust Company, N.A., as depositary (the “Depositary”), and GTU Ops Inc., as nominee for the Depositary (the “Depositary Nominee”), was the registered holder of Cushman & Wakefield Limited’s ordinary shares issued in exchange for the shares of DTZ Jersey Holdings Limited. The use of the Depositary allows for the ordinary shares to be held in the Depositary initially and subsequently transferred into DTC without the application of U.K. stamp duty or SDRT, provided certain conditions are met.

The depositary receipts are not registered or listed on any stock exchange and no trading market for them is expected to develop. Instead, subject to compliance with applicable securities laws and contractual restrictions on transfer, the holders of the depositary receipts may request of the Depositary that all or a portion of their depositary receipts be cancelled in order to effectuate a transfer of the ordinary shares underlying such depositary receipts to Cede & Co., as nominee/custodian for DTC, which will hold the transferred ordinary shares on its customary terms, in order to settle trades of such ordinary shares (in the public market or otherwise), or to otherwise hold or transfer such shares through and within the systems of DTC clearance system. As of May 17, 2024, the majority of the ordinary shares which were held as depositary receipts at the time of our IPO have been transferred to Cede & Co.

Subject to compliance with applicable securities laws and contractual restrictions on transfer, the holders of the depositary receipts are generally entitled to the same rights as a direct holder of ordinary shares in Cushman & Wakefield plc or an investor holding book-entry interests in ordinary shares in Cushman & Wakefield plc through the DTC clearance system. The deposit agreement governing the depositary receipts representing our ordinary shares provides that holders of depositary receipts irrevocably waive the right to a trial by jury in any legal proceeding arising out of or relating to the deposit agreement against us or the depositary to the fullest extent permitted by applicable law. If this jury trial waiver provision is prohibited by applicable law, an action could nevertheless proceed under the terms of the deposit agreement with a jury trial. To our knowledge, the enforceability of a jury trial waiver under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a jury trial waiver provision is generally enforceable under the laws of the State of New York, which govern the deposit agreement, by a court of the State of New York or a federal court, which have non-exclusive jurisdiction over matters arising under the deposit agreement, applying such law. In determining whether to enforce a jury trial waiver provision, New York courts and federal courts will consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party has knowingly waived any right to trial by jury. We believe that this is the case with respect to the deposit agreement. In addition, New York courts will not enforce a jury trial waiver provision in order to bar a viable setoff or counterclaim sounding in fraud or one which is based upon a creditor’s negligence in failing to liquidate collateral upon a guarantor’s demand, or in the case of an intentional tort claim (as opposed to a contract dispute), none of which we believe are applicable in the case of the deposit agreement.

No condition, stipulation or provision of the deposit agreement or depositary receipts serves as a waiver by any holder or beneficial owner of depositary receipts or by us or the depositary of compliance with any provision of the federal securities laws. The deposit agreement governs the relationship with existing holders of depositary receipts and does not apply to investors in any offering under this prospectus or to the ordinary shares offered hereby. As a result, the waiver of jury trial provision in the deposit agreement does not apply to investors in any offering under this prospectus. In order to conduct resales in the public market, holders of depositary receipts need to exchange their depositary receipts for ordinary shares and such ordinary shares will not be subject to the deposit agreement.

LEGAL MATTERS

Certain legal matters with respect to English law relating to the validity of the ordinary shares offered hereby will be passed upon for us by Kirkland & Ellis International LLP.

EXPERTS

The consolidated financial statements of Cushman & Wakefield plc as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEMENT OF JUDGMENTS

We are incorporated under the laws of England and Wales. Some of our directors and officers may reside outside the United States, and a portion of our assets and the assets of such persons may be located outside the United States. As a result, it may be difficult for you to serve legal process on us or our directors and executive officers or have any of them appear in a U.S. court.

The United States and the United Kingdom do not currently have a treaty providing for the recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. The enforceability of any judgment of a United States federal or state court in the United Kingdom will depend on the laws and any treaties in effect at the time, including conflicts of laws principles (such as those bearing on the question of whether a United Kingdom court would recognize the basis on which a United States court had purported to exercise jurisdiction over a defendant). In this context, there is doubt as to the enforceability in the United Kingdom of civil liabilities based solely on the federal securities laws of the United States. In addition, awards for punitive damages in actions brought in the United States or elsewhere may be unenforceable in the United Kingdom. An award for monetary damages under the United States securities laws would likely be considered punitive if it did not seek to compensate the claimant for loss or damage suffered and was intended to punish the defendant.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.cushmanwakefield.com. Our website is not a part of, or incorporated by reference in, this prospectus and information on, or accessible through, our website is not part of, or incorporated by reference in, this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC. This allows us to disclose important information to you by referencing those filed documents. We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus:

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our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February  21, 2024, which incorporates by reference certain portions of our Definitive Proxy Statement for our 2024 Annual General Meeting of Shareholders filed with the SEC on April 5, 2024;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on April 30, 2024;

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our Current Reports on Form 8-K filed with the SEC on March 18, 2024, March 29, 2024, April  9, 2024, May  8, 2024 and May 17, 2024 (excluding any portions of such reports that were “furnished” rather than “filed”); and

•

the description of our ordinary shares contained in our Registration Statement on Form 8-A filed with the SEC on July 30, 2018, including any amendment or report filed for the purpose of updating this description.

We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), including those made after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of ordinary shares made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can obtain a copy of any documents which are incorporated by reference into this prospectus, including exhibits that are specifically incorporated by reference into those documents, at no cost, by writing us at:

Cushman & Wakefield plc

225 West Wacker Drive, Suite 3000

Chicago, Illinois 60606

Attention: Investor Relations Department

26,513,041 Shares

Ordinary Shares